UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Dorman Products, Inc.
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Notice of Annual Meeting of Shareholders
Date and Time
Friday, May 15, 2026 at 8:30 a.m. (EDT)
Meeting Access
Live Webcast:
www.virtualshareholdermeeting.com/DORM2026
Record Date
March 25, 2026

YOUR VOTE IS IMPORTANT
Whether or not you attend the meeting, we urge you to vote promptly by:
visiting www.proxyvote.com
mailing your signed proxy card or voting instruction form
calling 1-800-690-6903

Items of Business
■	Proposal I: Election of eight directors, as named in the accompanying proxy statement.
■	Proposal II: Advisory approval of the compensation of Dorman’s named executive officers.
■	Proposal III: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for 2026.
■	Proposal IV: To approve the Dorman Products, Inc. 2026 Omnibus Incentive Plan.
■	Consideration of any other business properly brought before the annual meeting.
Eligibility to Vote
Only shareholders of record as of the close of business on March 25, 2026 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.
This Notice of Annual Meeting of Shareholders, proxy statement, form of proxy, and 2025 Annual Report to Shareholders are being distributed and made available to shareholders entitled to notice of and to vote at the annual meeting on or about April 6, 2026.
Your vote is important. Whether or not you attend the annual meeting, we urge you to vote promptly.
By Order of the Board of Directors,

JOSEPH P. BRAUN
Senior Vice President, General Counsel and Secretary
April 6, 2026
This Notice of Annual Meeting of Shareholders, the proxy statement, and the 2025 Annual Report to Shareholders are available at www.proxyvote.com.
Note: This year’s annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2026. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares, and submitting questions can be found in the proxy statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania corporation. This proxy statement, form of proxy, Notice of Annual Meeting of Shareholders, and the 2025 Annual Report to Shareholders are being distributed and made available to shareholders entitled to notice of and to vote at the annual meeting on or about April 6, 2026.
About Dorman
We are one of the leading suppliers of replacement and upgrade parts in the motor vehicle aftermarket industry, serving passenger cars, light-, medium-, and heavy-duty trucks as well as specialty vehicles, including all-terrain and utility terrain vehicles (ATVs and UTVs). We operate through three business segments: Light Duty, Heavy Duty, and Specialty Vehicle, consistent with the sectors of the motor vehicle aftermarket industry in which we operate. Our products are sold under our various brand names, under our customers’ private label brands, or in bulk. We are one of the leading aftermarket suppliers of parts that were traditionally available to professional installers and consumers only from original equipment manufacturers or salvage yards. These parts include, among other parts, oil filters and coolers, leaf springs, intake manifolds, exhaust manifolds, window regulators, radiator fan assemblies, tire pressure monitor sensors, exhaust gas recirculation (EGR) coolers, UTV windshields, and complex electronics modules.
Annual Meeting of Shareholders

Date and Time:	May 15, 2026 at 8:30 a.m. (Eastern Daylight Time)
Meeting Access:	Live Webcast: www.virtualshareholdermeeting.com/DORM2026
Record Date:	March 25, 2026
Voting:	Shareholders have one vote per share on all matters presented at the annual meeting

Note: This year’s annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2026. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares, and submitting questions can be found in the proxy statement.
Voting Matters and the Board’s Recommendation

Agenda Item	Page Reference	Board Vote Recommendation
Proposal I: Election of eight directors	5	FOR each Director Nominee
Proposal II: Advisory approval of the compensation of our named executive officers	26	FOR
Proposal III: Ratification of KPMG LLP (“KPMG”) as Dorman’s independent registered public accounting firm for 2026	28	FOR
Proposal IV: Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan	29	FOR

In addition to these matters, shareholders may be asked to vote on such other business, if any, as may properly come before the annual meeting. The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof.
  2026 Proxy Statement | 1

PROXY STATEMENT SUMMARY
How to Vote
Whether or not you attend the meeting, we urge you to vote promptly in advance of the meeting by:

visiting www.proxyvote.com;
signing and returning via mail your proxy card or voting instruction form; or
calling 1-800-690-6903.

Alternatively, you can attend and vote during the meeting by visiting www.virtualshareholdermeeting.com/DORM2026 and voting when prompted. When voting online or via phone, have your proxy card and control number handy.
Proposal I: Election of Directors
Shareholders are being asked to elect eight director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”). Below is information regarding the nominees and their background and experience in support of the Board’s recommendation that shareholders vote “For” each of the nominees.
Director Nominees

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Compensation	Corporate Governance and Nominating
Kevin M. Olsen	54	2019	Chairman, President and Chief Executive Officer	No
Lisa M. Bachmann	64	2020	Former Executive Vice President, Chief Merchandising Officer, and Operating Officer of Big Lots, Inc.	Yes
Steven L. Berman	66	1978	Company Founder and Former Chairman and Chief Executive Officer of the Company	No
John J. Gavin	69	2016	Former Chairman of GMS Inc.	Yes
Richard T. Riley*	69	2010	Former Executive Chairman of LoJack Corporation	Yes
Kelly A. Romano	64	2017	Founder and Chief Executive Officer of BlueRipple Capital, LLC	Yes
G. Michael Stakias	76	2015	Former President and Chief Executive Officer of Liberty Partners	Yes
J. Darrell Thomas	65	2021	Former Vice President and Treasurer of Harley-Davidson, Inc.	Yes

	Chair		Member
*	Lead Director	†	Audit Committee Financial Expert

2 |  2026 Proxy Statement

PROXY STATEMENT SUMMARY
Director Profiles and Experience

Leadership 8 director nominees	Mergers & Acquisitions 8 director nominees	Current/Former CEO 6 director nominees
Financial Matters 8 director nominees	Diversity 50% of independent director nominees are racially or gender diverse	Corporate Governance 4 director nominees
Operational 8 director nominees	International Experience 8 director nominees	Independence 6 director nominees
Industry 3 director nominees	Risk Management 8 director nominees	Average Tenure of Independent Director Nominees 9 years (approx.)

Proposal II: Advisory Approval of the Compensation of Our Named Executive Officers
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as the long-term growth and profitability of the Company, all of which are intended to enhance shareholder value. Below is information supporting the Board’s recommendation that shareholders approve on an advisory basis the compensation of the Company’s named executive officers for 2025.
Executive Compensation Highlights
Our executive compensation program is designed to help ensure that pay is aligned with our business objectives and the interests of our shareholders. Below are some of the key highlights of our executive compensation program.

✔	A majority of 2025 target compensation for named executive officers was variable and performance-based	✔	Robust stock ownership guidelines for executive officers
✔
Grants of performance-based restricted stock units, 50% of which vest based on return on invested capital and 50% of which vest based on our total shareholder return relative to companies comprising the Nasdaq US Benchmark Auto Parts Index
		✔	Clawback policies for executive officers covering both cash and equity incentive compensation
✔	Mix of diversified short- and long-term performance metrics to incentivize and reward the achievement of strategic objectives	✔	No tax gross-up provided under our Executive Severance Plan
✔	Caps on annual and certain long-term incentive programs	✔	No excessive perquisites for any of our executive officers
✔	Anti-hedging and anti-pledging policies applicable to executive officers and directors	✔	Annual Say-on-Pay vote by shareholders
✔	Conduct competitive benchmarking to ensure executive pay is aligned to market

  2026 Proxy Statement | 3

PROXY STATEMENT SUMMARY
2025 Financial and Operational Highlights

Net Sales	Diluted EPS
$2.13 Billion	$6.64

■	Net sales increased 6.0% over fiscal 2024	■	Repaid $42 million of indebtedness in 2025
■	Gross profit increased by 11.3% over 2024	■	Repurchased $41 million in common stock at an average price of $127 per share
■	Diluted earnings per share increased by 8.1% over 2024	■	Generated $114 million of cash from operating activities despite significant increases in import duties paid in 2025

Proposal III: Ratification of KMPG as our Independent Registered Public Accounting Firm for 2026
KPMG was our independent registered public accounting firm for the year ended December 31, 2025. The Board recommends that shareholders ratify, on an advisory basis, the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026.
Proposal IV: Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan
In March 2026, the Board approved and adopted, subject to shareholder approval, the Dorman Products, Inc. 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”) and reserved 1,543,000 shares of our common stock for issuance pursuant to awards to be granted under that plan during its ten year term. If approved by shareholders, the Company will have the ability to grant equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and cash awards to eligible plan participants to encourage share ownership, incentivize individual performance, and align that individual performance with the Company’s long-term objectives.
The Board adopted the 2026 Omnibus Plan to replace the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Equity Plan”). Upon the shareholder approval of the 2026 Omnibus Plan, no further awards will be granted under the 2018 Equity Plan. Shares remaining available for issuance and not subject to an outstanding award under the 2018 Equity Plan will be available for awards under the 2026 Omnibus Plan. In addition, if any award under the 2018 Equity Plan is forfeited, terminates or expires without having been exercised in full, the shares underlying such forfeited, terminated or expired award under the 2018 Equity Plan will be available for issuance under the 2026 Omnibus Plan. The material terms of the 2026 Omnibus Plan are summarized in this proxy statement, and a copy of the full text of the 2026 Omnibus Plan is attached to this proxy statement as Appendix B.
The Board recommends that shareholders approve the 2026 Omnibus Plan.
4 |  2026 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than nine directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of eight directors.
There are eight nominees for election to the Board at the annual meeting. Each of the eight nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor has been elected and qualified or until his or her earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect each of the eight nominees named below to constitute the entire Board.
The Board has nominated each of the following individuals for election as a director at the annual meeting: Kevin M. Olsen, Lisa M. Bachmann, Steven L. Berman, John J. Gavin, Richard T. Riley, Kelly A. Romano, G. Michael Stakias, and J. Darrell Thomas. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board.
The following table sets forth the name, age, position, and tenure, as of the date of this proxy statement, of each nominee for director:

Name	Age	Position	Director Since
Kevin M. Olsen	54	Chairman, President, and Chief Executive Officer	2019
Lisa M. Bachmann	64	Director	2020
Steven L. Berman	66	Director	1978
John J. Gavin	69	Director	2016
Richard T. Riley	69	Director	2010
Kelly A. Romano	64	Director	2017
G. Michael Stakias	76	Director	2015
J. Darrell Thomas	65	Director	2021
  2026 Proxy Statement | 5

PROPOSAL I: ELECTION OF DIRECTORS
The nominations were based, in part, on the nominees’ various experiences, skills, and qualifications, some of which are highlighted in the table below. The Board believes these attributes help enable the Board to provide insightful leadership and oversight.

Experience, Expertise and Diversity	Olsen	Bachmann	Berman	Gavin	Riley	Romano	Stakias	Thomas
Leadership	✔	✔	✔	✔	✔	✔	✔	✔
Financial	✔	✔	✔	✔	✔	✔	✔	✔
Operational	✔	✔	✔	✔	✔	✔	✔	✔
Industry	✔		✔		✔
Mergers & Acquisitions	✔	✔	✔	✔	✔	✔	✔	✔
Diversity		✔				✔		✔
International Experience	✔	✔	✔	✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔	✔	✔	✔
Current/former CEO	✔		✔	✔	✔	✔	✔
Corporate Governance				✔	✔	✔	✔
Independence		✔		✔	✔	✔	✔	✔

All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.
6 |  2026 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS
The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Kevin M. Olsen Chairman, President, and Chief Executive Officer Director Since January 2019 Age 54
Career Highlights

Mr. Olsen joined the Company in July 2016 as Senior Vice President and Chief Financial Officer. He became the Company’s Executive Vice President, Chief Financial Officer in June 2017, President and Chief Operating Officer in August 2018, President and Chief Executive Officer in January 2019, and Chairman in April 2026. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp, Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PricewaterhouseCoopers LLP.

Key Attributes, Experience, and Skills

As the Company’s current Chairman, President, and Chief Executive Officer, Mr. Olsen provides unique insights to the Board. In addition, he brings to the Board substantial experience in executive leadership and financial management with large organizations, which he gained principally from his service as Chief Executive Officer of Dorman, a role he has held since January 2019, and his prior service as Chief Financial Officer at Dorman and Colfax and his public accounting experience at PricewaterhouseCoopers LLP.

Other Public Company Board Service in Past 5 Years

Twin Disc, Inc., 2022-present

  2026 Proxy Statement | 7

PROPOSAL I: ELECTION OF DIRECTORS

Lisa M. Bachmann Director Since September 2020 Committees: Audit Compensation Corporate Governance and Nominating Age 64
Career Highlights

Ms. Bachmann most recently served as Executive Vice President, Chief Merchandising and Operating Officer of Big Lots, Inc. (“Big Lots”), then a publicly traded leading discount retailer, from August 2015 to September 2020. Previously, she held various roles at Big Lots, including as Executive Vice President, Chief Operating Officer, as Executive Vice President, Supply Chain Management and Chief Information Officer, and as Senior Vice President, Merchandise Planning, Allocation, and Presentation. Prior to joining Big Lots in March 2002, her roles included Senior Vice President of Planning and Allocation for Ames Department Stores Inc. and Vice President of Planning and Allocation for the Casual Corner Group, Inc.

Key Attributes, Experience, and Skills

Ms. Bachmann’s qualifications to serve as a director of the Company include her extensive executive leadership experience and business acumen. Her years of experience at Big Lots and several other established retailers provide her with considerable expertise in the areas of management, operations, finance, sales, marketing, distribution, technology, business development, and strategy. In addition, Ms. Bachmann has obtained a CERT Certificate in Cyber-Risk Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

Other Public Company Board Service in Past 5 Years

GMS Inc., 2020-2025

8 |  2026 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS

Steven L. Berman Director Director Since 1978 Age 66
Career Highlights

Steven L. Berman most recently served as the Company’s Non-Executive Chairman from April 2023 to April 2026, having served as its Executive Chairman from September 2015 to April 2023. Additionally, Mr. Berman was a founder of and has served as a director of the Company since its inception in 1978. From January 2011 to September 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company, and from October 2007 to January 2011, Mr. Berman served as President of the Company. Prior to October 2007, Mr. Berman served as Executive Vice President of the Company.

Key Attributes, Experience, and Skills

Mr. Berman has more than 40 years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 40 years in management of the Company. He has the requisite skills to serve as a director of the Company, including particular skills and knowledge in marketing, finance, product development, vendor relations, and strategic business management. As a result of his prior positions with the Company, Mr. Berman has substantial industry knowledge and intimate knowledge of the Company’s business, results of operations, and financial condition, which enables him to provide unique insights into the Company’s challenges, opportunities, risks, and operations.

John J. Gavin Director Since October 2016 Committees: Audit Compensation (Chair) Corporate Governance and Nominating Age 69
Career Highlights

Mr. Gavin most recently served as Chairman of GMS Inc. from 2019 to 2025. Previously, he was a Senior Advisor with LLR Partners, LLC, a middle market, growth-oriented private equity firm, from 2010 to 2017, and had been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm from 2014 to 2017. Prior to holding his Chairman position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI. Mr. Gavin previously held positions with Drake Beam Morin, Inc., an international career management and transitions management firm, Right Management Consultants, Inc., a publicly traded global provider of integrated consulting solutions across the employment lifecycle, and Arthur Andersen & Co. Mr. Gavin currently serves on the boards of various privately held companies.

Key Attributes, Experience, and Skills

Mr. Gavin is qualified to serve as a director of the Company because of his expertise in financial, accounting, strategic planning, mergers and acquisitions, human resources, and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

Other Public Company Board Service in Past 5 Years

GMS Inc., 2014-2025

  2026 Proxy Statement | 9

PROPOSAL I: ELECTION OF DIRECTORS

Richard T. Riley Lead Director Director Since March 2010 Committees: Audit (Chair) Compensation Corporate Governance and Nominating Age 69
Career Highlights

Prior to his retirement from LoJack Corporation, then a public company listed on Nasdaq and a global provider of tracking and recovery systems (“LoJack”), Mr. Riley served in various capacities as Executive Chairman, Chairman, President, Chief Operating Officer and Director from 2005 to 2013. Prior to joining LoJack, Mr. Riley most recently served as Chief Executive Officer, President, Chief Operating Officer and a Director of New England Business Service, Inc. (“NEBS”), then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. From February 2005 through December 2018, Mr. Riley also served as a Board member and Chairman of the Supervisory Board of Cimpress, N.V. (f/k/a VistaPrint, N.V.), then a publicly traded Dutch company listed on Nasdaq that invests in and builds customer-focused, entrepreneurial, mass customization businesses. From 2000 to the sale of the company in June 2016, Mr. Riley served on the Board, most recently as Vice Chair and significant shareholder (approximately 33%) of Micro-Coax, Inc., a privately held company that manufactured micro coaxial cable, primarily for the defense and space industries. Mr. Riley was formerly a Manager in the audit practice at Arthur Andersen & Co. He also served as a member of the Board of Trustees at Thomas Jefferson University Hospital and as a member of the Advisory Board of the University of Notre Dame.

Key Attributes, Experience, and Skills

Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co., his service as an executive at each of LoJack and NEBS, and his service on the audit committees of other public companies. He is skilled in finance, operations, corporate governance, mergers and acquisitions, and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

Other Public Company Board Service in Past 5 Years

Tupperware Brands Corporation, 2015-2025

10 |  2026 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS

Kelly A. Romano Director Since November 2017 Committees: Audit Compensation Corporate Governance and Nominating Age 64
Career Highlights

Ms. Romano is the Chief Executive Officer and sole proprietor of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018 that is focused on strategy, acquisitions, deal structure, and channel development for high-technology companies. In addition, she has been an executive advisory board member of Gryphon Investors (“Gryphon”), a private equity firm focused on middle-market investment opportunities, since December 2016, and was Co-Chair of the Board of Potter Electric, one of Gryphon’s portfolio companies in the fire life safety industry until November 2023, when it was acquired by KKR & Co. Inc. and renamed Potter Global Technologies. Ms. Romano served as an operating partner for AE Industrial Partners, LLC, a private equity firm focused in the aerospace and industrial sectors, from August 2020 to August 2023. As an operating partner, she served on several of its portfolio company boards. She was the Chair of the Board of Altus Fire & Life Safety from May 2021 until it was sold in August 2024. From 1984 to April 2016, Ms. Romano served in various senior executive capacities at United Technologies Corporation (“UTC”), a New York Stock Exchange listed company that provided high-technology products and services to the building and aerospace industries, which merged with Raytheon Corporation in 2020. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. Previously, she held several other executive-level positions within UTC including President, Global Security Products, President, Building Systems and Services and President, Distribution Americas. Ms. Romano currently serves on the boards of various privately held companies.

Key Attributes, Experience, and Skills

Ms. Romano has extensive executive leadership experience and business acumen. Ms. Romano’s broad experience in the private equity market and at UTC provides her with a wide-ranging perspective in the areas of management, manufacturing, operations, finance, sales, marketing, distribution, research and development, mergers and acquisitions, business development and strategy.

Other Public Company Board Service in Past 5 Years

UGI Corporation, 2019-present
Leona Bio, Inc. (f/k/a Athira Pharma, Inc.), 2020-present

  2026 Proxy Statement | 11

PROPOSAL I: ELECTION OF DIRECTORS

G. Michael Stakias Director Since September 2015 Committees: Audit Compensation Corporate Governance and Nominating (Chair) Age 76
Career Highlights

Mr. Stakias retired in 2025 as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm after serving there as a partner since he joined the firm in 1998. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias serves as an Emeritus Trustee on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA. Mr. Stakias currently serves on the boards of various privately held companies.

Key Attributes, Experience, and Skills

Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets, his legal background, and his expertise in corporate securities, corporate governance, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with a wide-ranging perspective and experience in the areas of management, operations, and strategy.

12 |  2026 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS

J. Darrell Thomas Director Since October 2021 Committees: Audit Compensation Corporate Governance and Nominating Age 65
Career Highlights

Mr. Thomas most recently served as Vice President and Treasurer for Harley-Davidson, Inc., a publicly traded company (“Harley-Davidson”), a position which he held from June 2010 to April 2022. Since joining Harley-Davidson in June 2010, he also served in several senior finance positions, including Interim Chief Financial Officer for Harley-Davidson from July 2020 to September 2020 and Chief Financial Officer for Harley-Davidson Financial Services, Inc. from January 2018 to June 2020. Prior to joining Harley-Davidson, Mr. Thomas was employed by PepsiCo, Inc., a publicly traded company (“PepsiCo”), which he joined in December 2003, and where he most recently served as Vice President and Assistant Treasurer. Prior to joining PepsiCo, Mr. Thomas had a 19-year career in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank and Citicorp/Citibank where he held various capital markets and corporate finance roles. Mr. Thomas serves as a non-executive director of Scotia Holdings (US) Inc.

Key Attributes, Experience, and Skills

Mr. Thomas is qualified to serve as a director of the Company because of his experience with corporate finance, capital markets, risk management and investor relations, his extensive management and operational experience, his service on the boards of directors of other publicly held companies, and his financial and accounting experience.

Other Public Company Board Service in Past 5 Years

British American Tobacco p.l.c., 2020-present
Pitney Bowes Inc., 2023-2024
Vontier Corporation, 2024-present

FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS.
  2026 Proxy Statement | 13

CORPORATE GOVERNANCE
Corporate Governance Highlights

✔	Annual election of all directors	✔	Majority voting standard and director resignation policy in uncontested director elections
✔	Direct Board access to, and regular interaction with, management	✔	Active Board oversight of enterprise risk management and environmental, social, and governance programs
✔	Independent Lead Director	✔	Compensation Committee oversees executive officer succession planning
✔	Majority of Director nominees are independent	✔	Compensation Committee advised by independent compensation consultant
✔	Standing Board committees comprised solely of independent directors	✔	Annual limit on individual non-employee director equity awards
✔	Six “Audit Committee Financial Experts”	✔	Directors may not sit on more than four (4) public company boards
✔	Annual Board and Committee self-evaluation process	✔	No shareholder rights plan
✔	Robust director stock ownership requirements	✔	Executive sessions of independent directors

The Board of Directors and Director Independence
The Board currently consists of eight members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee.
The Board has determined that the following current non-employee directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market LLC, or Nasdaq: Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas. Our Board determined that Steven L. Berman was not independent under the applicable listing standards of Nasdaq due to his previous employment as an executive officer of the Company and that Kevin Olsen was not independent under the applicable listing standards of Nasdaq due to his current employment as an executive officer of the Company.
Under applicable U.S. Securities and Exchange Commission, or SEC, and Nasdaq rules, the existence of certain “related person” transactions exceeding certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner, or significant equity holder) were identified which would render the independent directors named above not independent.
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CORPORATE GOVERNANCE
Board Leadership Structure
The Board appoints a Chairman, who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board reviews its leadership structure from time to time, and at least annually, to assess what best serves the interests of the Company and its shareholders at a given time.
Currently, Mr. Olsen holds both the roles of Chief Executive Officer and Chairman. While these roles were previously separated, they were combined on April 1, 2026 in connection with the Company’s planned executive leadership transition. In its determination to combine the Chairman and Chief Executive Officer roles, the Board took into consideration factors including: Mr. Olsen’s knowledge of and experience with the Company; his leadership skills driving strategy in his current executive role; and the strong, independent Board providing oversight of risks and strategic direction. As the Board member most closely connected to the business, the Board believes that Mr. Olsen is best positioned to identify key business issues that require Board attention and, as Chairman, can efficiently direct the Board’s focus to the most critical matters.
The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time as the
Board believes that the consolidated Chairman and Chief Executive Officer role will create efficiencies, enhance the Board’s effectiveness in overseeing strategy and risk, and promote coordinated leadership, which will enhance decision-making and execution of the Company’s long-term strategy.
The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Under our Corporate Governance Guidelines, if the Chairman is not an independent director, the members of the Board shall elect an independent director to serve as Lead Director (see description of the Lead Director position below). Accordingly, because Mr. Olsen is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Mr. Riley, an independent director, to serve as our Lead Director.
Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.
The Board also believes this leadership structure, coupled with independent directors serving as chairs of each of our three standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility.
Lead Director
The Lead Director is charged with (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers;
(v) communicating Board member feedback to the Chairman and Chief Executive Officer; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; (vii) overseeing (in conjunction with the Corporate Governance and Nominating Committee) the periodic evaluation of the Board and each committee thereof and their respective members; and (viii) performing such other duties as may be delegated by the Board from time to time. Mr. Riley currently serves as the Company’s Lead Director.
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CORPORATE GOVERNANCE
Risk Management
General
The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each.
Enterprise Risks
The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. To assist with the management and oversight of enterprise risks, we have implemented an enterprise risk management program (“ERM Program”) to proactively identify, assess and prioritize potential risks across the enterprise that may require mitigation and may inhibit our ability to achieve our strategic objectives. The activities of the ERM Program entail a risk identification and assessment process and the development of risk management actions and strategies. The ERM Program is supported by an Enterprise Risk Committee made up of senior members of management who are accountable for the ERM Program’s governance. The Audit Committee oversees management’s activities with respect to the ERM Program.
Information Security Risks
The Audit Committee, in connection with its oversight of the Company’s ERM Program described above, reviews and discusses the Company’s information security risks directly with the Company’s Senior Vice President, Chief Information
Officer. This includes reviews of potentially significant threat areas, including, those utilizing artificial intelligence, risk mitigation strategies, IT security program assessments conducted by the Company and its third-party consultants, and areas for potential improvement.
Compensation Related Risks
The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. In designing and implementing our executive compensation program, the Compensation Committee takes into consideration our operating and financial objectives, including our risk profile, and considers executive compensation decisions based in part on incentivizing our executive officers to take appropriate business risk consistent with our overall goals and risk tolerance.
Governance Risks
Among other things, the Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members and risks associated with corporate governance, environmental, and social matters.
While each committee is responsible for evaluating the risks discussed above, and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks.
Oversight of Corporate Strategy
The Board takes an active role with management to formulate and review the Company’s corporate strategy on at least an annual basis. Among other items, the Board discusses with management key initiatives, key opportunities and risks facing the Company, emerging competitive threats, changes in industry and market dynamics, and short- and long-term plans and priorities within the Company’s strategy. Additionally, the Board annually discusses and approves the Company’s budget, which is firmly linked to the Company’s strategic plans and priorities.
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CORPORATE GOVERNANCE
Corporate Responsibility
We are committed to operating as a responsible global corporate citizen and being an agent of positive change in our local communities. Our Board, through the Corporate Governance and Nominating Committee, oversees the Company’s Corporate Responsibility Program. We have adopted several key high-level policy statements that help communicate our priorities around corporate responsibility, such as a Supplier Code of Conduct, a Human Rights Policy, and an Environmental, Health & Safety Policy. We also seek opportunities to enhance the communities in which we operate through corporate giving and employee volunteering.
A component of our Corporate Responsibility Program includes the concept of “Belonging,” which at Dorman is a feeling of community with the people and environments that make us feel connected. Another component centers around Dorman’s Culture of Contribution, which is premised on the idea that we are at our finest when we enable our employees, whom we call Contributors, to succeed.
During 2025, we demonstrated our commitment by building upon our Corporate Responsibility Program, which is comprised of the following pillars:
■	Fostering an inclusive and safe company culture that focuses on empowering our Contributors and serving their communities;
■	Creating customer value by managing our supply chain and producing innovative and high-quality products;
■	Seeking to minimize our use of natural resources for better environmental stewardship; and
■	Leading with integrity and accountability.
More information regarding the Company’s Corporate Responsibility Program can be found on the “Investor Relations” page of the Company’s website at www.dormanproducts.com.
Majority Voting
We have a majority voting standard for the election of directors in uncontested elections. Under our Amended and Restated Articles of Incorporation, as amended, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained. In addition, each incumbent nominee is required to provide an advance, contingent, and irrevocable resignation that will be effective upon (i) the failure to receive the required vote, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and
Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality voting standard for the election of directors applies.
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CORPORATE GOVERNANCE
Director Resignation in the Event of a Significant Change in Occupation
Our Corporate Governance Guidelines provide that an independent Board member must tender his or her resignation for consideration by the Corporate Governance and Nominating Committee upon termination of that Board member’s principal occupation or other significant change in business or professional circumstances. The Corporate Governance and Nominating Committee shall then recommend to the Board whether or not to accept the Board member’s resignation based on such factors as the committee deems relevant.
Meetings of the Board of Directors and Committees
During the year ended December 31, 2025, the Board held 6 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings and the Corporate Governance and Nominating Committee held 4 meetings. During 2025, each incumbent director attended at least 75%
of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Attendance at Annual Meeting of Shareholders
It is the policy of the Board that, absent sufficient cause, all our directors attend our annual meeting, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting is expected to notify the Chairman. All our directors attended last year’s annual meeting.
Communication with the Board of Directors
Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Secretary, Dorman Products, Inc. at our principal executive offices: 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify himself or herself as a shareholder of the Company. The Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or the Board.
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COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
The Audit Committee assists the Board in the oversight of several matters, including, but not limited to, the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company, internal control over financial reporting, the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, the Company’s key information technology systems and security programs, and other matters determined by the Board from time to time. The Audit Committee also selects the firm to be engaged as the independent auditor, approves the fees to be paid to such firm, and pre-approves all professional services provided to the Company by such firm. In addition, among other things, the Audit Committee reviews and discusses the Company’s annual and quarterly financial statements with management and the independent auditor; reviews with the independent auditor any audit problems or difficulties and management’s response; reviews and discusses with the independent auditor a draft of the auditor’s report; oversees the Company’s internal audit function; reviews and discusses with management the Company’s earnings press releases; discusses Company policies with respect to enterprise risk assessment and risk management; reviews the Company’s key information technology systems and controls with the Company’s Chief Information Officer; approves all related party transactions required to be disclosed by SEC rules; and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, Richard T. Riley (Chairman), Lisa M. Bachmann, John J. Gavin, Kelly A. Romano, G. Michael Stakias, and J. Darrell Thomas serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq, including the additional independence requirements set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), applicable to members of audit committees, and qualifies as an audit committee financial expert as defined by the rules of the SEC. See “Proposal 1: Election of Directors” for biographical information for each of these directors that supports the Board’s determination regarding audit committee financial expertise.
Compensation Committee
The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. In addition, among other things, the Compensation Committee is responsible for: reviewing, approving and, when appropriate, recommending to the Board for approval, employment agreements, consulting agreements and severance arrangements for current and prospective executive officers and directors as well as the Company’s incentive compensation plans and equity-based plans; reviewing and discussing with management the Company’s Compensation Discussion and Analysis for inclusion in the annual proxy statement; overseeing the Company’s compliance with SEC rules and regulations regarding shareholder advisory votes on executive compensation and the frequency of such votes;
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COMMITTEES OF THE BOARD OF DIRECTORS
periodically reviewing the compensation paid to non-employee directors for their service and making recommendations to the Board for any adjustments; approving and monitoring compliance with stock ownership guidelines and holding requirements for directors and executive officers of the Company; overseeing the risk management process with respect to the Company’s compensation policies; overseeing Chief Executive Officer and executive management succession planning; establishing and reviewing policies in the areas of senior management perquisites, if any; and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees and administering and enforcing each such policy. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, John J. Gavin (Chairman), Lisa M. Bachmann, Richard T. Riley, Kelly A. Romano, G. Michael Stakias, and J. Darrell Thomas serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq, including the additional independence requirements set forth in Rule 10C-A under the Exchange Act applicable to members of compensation committees.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for carrying out the responsibilities delegated by the Board relating to the Company’s director nomination process, including identifying individuals qualified to become Board members consistent with criteria approved by the Board, for developing and assessing the Company’s Corporate Governance Guidelines and policies, and for any related matters required by the federal securities laws.
In addition, among other things, the Corporate Governance and Nominating Committee is charged with: periodically making recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of individuals to be considered as candidates for election to the Board; identifying and screening individuals qualified to become members of the Board; considering questions of independence and possible conflicts of interest of members of the Board and executive officers; considering and making recommendations to the Board whether to accept any resignation tendered by a member of the Board in the event an incumbent director fails to receive the required vote for election at an annual meeting of shareholders or upon termination of that director’s principal occupation or other significant change in business or professional circumstances; annually reviewing the Board committee structure and composition and presenting recommendations for committee memberships to the Board; overseeing director orientation and continuing education programs; reviewing shareholder proposals relating to director nominations and related governance matters; and developing the process for, and overseeing, an annual evaluation of the Board and its committees. The Corporate Governance and Nominating Committee also reviews and reports to the Board regarding the Company’s policies, practices, and disclosures with respect to matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts on the Company’s business. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, G. Michael Stakias (Chairman), Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano, and J. Darrell Thomas serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
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DIRECTOR NOMINATION PROCESS
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority, as it deems appropriate, to retain a professional search firm to identify and evaluate director candidates.
Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation, and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to the election or re-election of the candidate.
Director Qualifications
To be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, diversity, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company, and other relevant factors that may be appropriate in the context of the needs of the Board.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Board believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:
■	experience as a chief executive officer, president, or principal officer of another company;
■	senior-level experience in the motor vehicle aftermarket or parts industry generally or with companies that have similar business models;
■	experience with international businesses, including, but not limited to, those with overseas distribution operations; and
■	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.
Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.
The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders, or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board based on the needs of the Board, the interests of its key stakeholders, and the
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DIRECTOR NOMINATION PROCESS
standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy regarding the consideration of diversity, the Board takes into account the current composition of the Board and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors.
Shareholder Recommendations for Director Nominees
Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary. The
recommendation must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under the section titled “Shareholder Proposals.”
Director Candidates Nominated by Shareholders
Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our Amended and Restated By-laws, which include notifying the Secretary of the Company not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by the Secretary of our Company at our principal executive offices, no earlier than the close of business on the 120th calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than 100 calendar days prior to the date of the scheduled annual meeting, the 10th calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. The notice must contain all the information required in our Amended and Restated By-laws, which, if applicable, includes information required by Rule 14a-19 of the Exchange Act. Based on this year’s annual meeting date of May 15, 2026, a notice will be considered timely for the 2027 Annual Meeting of Shareholders if the Secretary of our Company receives it not earlier than the close of business on January 15, 2027 and not later than the close of business on February 15, 2027 (because February 14, 2027 is a Sunday). Please see “Shareholder Proposals” for additional information.
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DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
2025 Program
Our non-employee director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. Our non-employee director compensation program in 2025 was structured by the Compensation Committee following a review with Meridian Compensation Partners, LLC, referred to as “Meridian,” an independent compensation consultant. For 2025, the program consisted of the following components:

Amount
Annual Cash Retainers
Board Member	$90,000
Lead Director	$22,500
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$10,000
Annual Equity Grant(1)	$135,000
(1)
Equity grant of restricted stock units in June 2025 pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Equity Plan”) with a grant date value of approximately $135,000 that will vest in full on the earlier of (i) the one year anniversary of the grant date or (ii) the next annual meeting of shareholders of the Company.

Our 2018 Equity Plan imposes an annual aggregate limit on our non-employee director compensation program, as it provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director, may not exceed $500,000. Should the 2026 Omnibus Plan be approved by shareholders at the Annual Meeting, the annual aggregate limit would be increased to $750,000. See “Proposal IV: Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan.”
2026 Program
In October 2025, following a competitive benchmarking exercise conducted by Meridian, and on the recommendation of our Compensation Committee, our Board approved amendments to our non-employee director compensation program.
Following those amendments, for 2026, the program will consist of the following components (except as noted below, all other elements of the program remain unchanged for 2026):

Amount
Annual Cash Retainers
Board Member	$100,000
Lead Director	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Corporate Governance and Nominating Committee Chair	$15,000
Annual Equity Grant(1)	$165,000
(1)
Equity grant of restricted stock units to be made pursuant to the 2018 Equity Plan or, if approved by shareholders at the annual meeting, the 2026 Omnibus Plan, with a grant date value of approximately $165,000 that vests in full on the earlier of (i) the one year anniversary of the grant date or (ii) the next annual meeting of shareholders of the Company.

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DIRECTOR COMPENSATION
Director Compensation Table for 2025
The following table sets forth certain information regarding the compensation earned by or awarded to Mr. Berman and each of our independent directors who served on our Board during the year ended December 31, 2025. Mr. Olsen, our Chairman, President, and Chief Executive Officer, receives no compensation for his service as a director and is not included in the table below. See “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables” for information regarding Mr. Olsen’s employment agreement and his compensation for 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(b) ($)	All Other Compensation(c) ($)	Total ($)
Steven L. Berman(a)	—	—	582,350	582,350
Lisa M. Bachmann	90,000	134,970	—	224,970
John J. Gavin	105,000	134,970	—	239,970
Richard T. Riley	132,500	134,970	—	267,470
Kelly A. Romano	90,000	134,970	—	224,970
G. Michael Stakias	100,000	134,970	—	234,970
J. Darrell Thomas	90,000	134,970	—	224,970
(a)
Mr. Berman served as our Non-Executive Chairman from April 1, 2023 to April 1, 2026. Mr. Berman was not eligible to receive compensation (other than reimbursement of expenses) under our non-employee director compensation program during 2025. As of December 31, 2025, the aggregate number of unvested (i) time-based vesting restricted stock units, and (ii) stock options held by Mr. Berman was 192 and 568, respectively. Effective April 1, 2026, Mr. Berman became eligible to receive compensation under our non-employee director compensation program.

(b)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 for awards of restricted stock units granted under our 2018 Equity Plan during 2025. We calculated the estimated fair value of the restricted stock unit awards issued using the closing price per share of our common stock on the grant date. See also Note 13 of the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, the aggregate number of unvested restricted stock units held by each non-employee director (other than Mr. Berman) was 1,070.

(c)
The “All Other Compensation” column consists of the following payments and benefits payable to Mr. Berman pursuant to the Transition Agreement (as defined below) during 2025: (i) $420,000 base salary continuation payments; (ii) $150,000 in lieu of a 2025 cash bonus award; and (iii) $12,350 for continued coverage under the Company’s health, welfare, life, and disability plans. See “Mr. Berman’s Compensation.”.

Mr. Berman’s Compensation
On February 22, 2023, the Board approved a planned succession process, whereby Mr. Berman stepped down from his role as Executive Chairman effective April 1, 2023 (the “Transition Date”) and was appointed to serve as Non-Executive Chairman, a role that he held until April 1, 2026. In connection with that planned succession, Mr. Berman’s employment agreement was not renewed and ceased to be in effect as of the Transition Date.
In exchange for executing a transition and release agreement (the “Transition Agreement”), the Company agreed to pay Mr. Berman: (i) continued annual base salary in the amount of $420,000 for three years following the Effective Date (the
“Applicable Period”); (ii) an annual cash bonus in the amount $150,000, on each March 15 during the Applicable Period; and (iii) continued coverage under the Company’s health and welfare plans for the Applicable Period or a stipend for such coverage (collectively, the “Obligations”). Payment of the Obligations was subject to Mr. Berman’s execution and non-revocation of a release and waiver of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition and non-solicitation obligations.
In addition, consistent with terms and provisions of the 2018 Equity Plan and Mr. Berman’s outstanding
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DIRECTOR COMPENSATION
equity award agreements thereunder, Mr. Berman’s outstanding unvested equity awards (the “Unvested Awards”) would continue to vest and his vested but unexercised stock option awards (the “Unexercised Option Awards”) would remain exercisable, subject to their expiration date, so long as Mr. Berman served as a member of the Board. Therefore, because the Obligations, the continued vesting of such Unvested Awards and the continued right to exercise such Unexercised Option Awards would serve as consideration to Mr. Berman while serving as Non-Executive Chairman, Mr. Berman would not be eligible to receive compensation (other than reimbursement of expenses) under the Company’s non-employee director compensation program until the later of the date the Unvested Awards vest and are payable and April 1, 2026.
The Transition Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 24, 2023.
Effective April 1, 2026, the Transition Agreement automatically terminated in accordance with its terms and Mr. Berman became eligible to receive compensation under our non-employee director compensation program.
Director Stock Ownership Guidelines
Our non-employee directors other than Mr. Berman prior to April 1, 2026 (as discussed below) are subject to stock ownership guidelines that require each of them to own shares of our common stock having an aggregate value at least equal to five times the amount of the annual cash retainer that we pay them for regular service on the Board (not including any cash compensation paid for services as Chairman, Lead Director or chair of a Board committee). Each of such non-employee directors is required to comply with the guidelines, as amended, within five years following his or her date of first election to the Board, or, if later, January 1, 2020. As of the date of this proxy statement, all of such non-employee directors comply or have additional time in which to comply with these guidelines.
For so long as he was receiving compensation under the Transition Agreement, Mr. Berman was subject to stock ownership guidelines that required him to own shares of our common stock having an aggregate value at least equal to four times the amount payable to him as continued annual base salary under the Transition Agreement. Effective April 1, 2026, when he stopped receiving compensation under the Transition Agreement, Mr. Berman became subject to the same stock ownership guidelines applicable to all of our other non-employee directors, as set forth above. As of the date of this proxy statement, Mr. Berman is in compliance with these guidelines.
See “Executive Compensation: Compensation Discussion and Analysis — Stock Ownership Guidelines” for a description of the shares that are counted for purposes of determining whether a director is in compliance with these stock ownership guidelines.
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PROPOSAL II: ADVISORY APPROVAL OF
THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives,” our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board, as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■
To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial performance and share price performance while balancing market practices, governance norms, and risk profiles of the various compensation programs utilized;

■	To link a substantial portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■	To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities, and contributions to the annual and long-term growth and development of the Company;
■	To encourage experienced, talented executives to join the Company and to retain the services of those executive officers who successfully contribute to our annual and long-term goals; and
■	To motivate our executives to continue to provide excellent performance year after year.
Additional details about our executive compensation programs, including information about executive compensation for the year ended December 31, 2025, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”
As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in its 2026 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. Our Board and our Compensation Committee value the opinion of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
26 |  2026 Proxy Statement

PROPOSAL II: ADVISORY APPROVAL OF
THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
In keeping with the preference expressed by our shareholders at our 2023 Annual Meeting of Shareholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2029 Annual Meeting of Shareholders. The next say-on-pay advisory vote will occur at our 2027 Annual Meeting of Shareholders.
FOR
THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

  2026 Proxy Statement | 27

PROPOSAL III: RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
Our independent registered public accounting firm for the year ended December 31, 2025 was the firm of KPMG LLP (“KPMG”). The Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2026. A representative of KPMG is expected to attend the annual meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
28 |  2026 Proxy Statement

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
On April 1, 2026, the Board approved and adopted, subject to shareholder approval, the Dorman Products, Inc. 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”). The Board adopted the 2026 Omnibus Plan to replace the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Equity Plan”), which will expire pursuant to its terms on March 20, 2028. Upon shareholder approval of the 2026 Omnibus Plan, no further awards will be granted under the 2018 Equity Plan. Existing awards granted under the 2018 Equity Plan will remain outstanding subject to the terms and conditions of the 2018 Equity Plan and the applicable award agreement.
The Board reserved 1,543,000 shares of our common stock to cover awards to be granted under the 2026 Omnibus Plan during its ten-year term. In addition, (i) 127,563 shares remaining available for issuance and not subject to an outstanding award under the 2018 Equity Plan as of March 9, 2026 will be available for awards under the 2026 Omnibus Plan, and (ii) if any award under the 2018 Equity Plan is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award under the 2018 Equity Plan will be available for issuance under the 2026 Omnibus Plan.
Summary of the Plan
The material terms of the 2026 Omnibus Plan are summarized below. A copy of the full text of the 2026 Omnibus Plan is attached to this proxy statement as Appendix B. This summary of the 2026 Omnibus Plan is not intended to be a complete description of the 2026 Omnibus Plan and is qualified in its entirety by reference to the complete text of the 2026 Omnibus Plan.
Purpose
The purpose of the 2026 Omnibus Plan is to provide additional incentive to officers and directors of, and other employees of, and consultants and/or advisors to, our Company and each present or future parent or subsidiary of our Company by providing for stock-
based and cash-based awards to encourage share ownership, incentivize individual performance, and align that individual performance with the Company’s long-term objectives.
Administration
The Board has appointed the Compensation Committee of the Board to administer the 2026 Omnibus Plan. Under the 2026 Omnibus Plan, the Compensation Committee has the power to interpret the 2026 Omnibus Plan’s provisions, prescribe, amend and rescind rules and regulations for the 2026 Omnibus Plan, and make all other determinations necessary or advisable for the administration of the 2026 Omnibus Plan. All determinations by the Compensation Committee shall be final, conclusive and binding on all persons, including participants and their beneficiaries. The Compensation Committee’s determinations under the 2026 Omnibus Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the award agreements evidencing such awards) need not be uniform and may be made by the Compensation Committee selectively among persons who receive, or are eligible to receive, awards under the 2026 Omnibus Plan, whether or not such persons are similarly situated.
The Compensation Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of awards, other than awards to officers of our Company subject to Section 16 of the Exchange Act, to a person, persons or subcommittee, in its sole and absolute discretion and as permitted by applicable law and the 2026 Omnibus Plan.
The term “Committee” as used below refers to either our Compensation Committee or the Compensation Committee’s delegate and, with respect to any award to a non-employee director, all references to Committee refer to either the Board or the Compensation Committee acting alone.
  2026 Proxy Statement | 29

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
Determination of Shares to be Available for Issuance
In order to decide upon a number of the 2026 Omnibus Plan features, including the number of shares to be available for awards, the Compensation Committee consulted Meridian Compensation Partners, LLC, its independent compensation consultant (“Meridian”). Meridian examined a number of factors, including our burn rate, dilution and share pool duration. The Compensation Committee and the Board considered Meridian’s analysis and advice in reaching its decision on the total number of shares to be available for grant under the 2026 Omnibus Plan.
Burn Rate
Our stock-based compensation, including the participation of employees and directors, results in a "burn rate" or share utilization rate. The following table provides data on our annual share usage under the 2018 Equity Plan for the last three full fiscal years, the burn rate for each of the last three fiscal years, and the average burn rate over the last three fiscal years. The burn rate has been calculated as the quotient of (i) the sum of all options, time-based full value awards, and performance-based awards earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year. The "burn rate" is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.
BURN RATE

Year	Options Granted	Time-Based Full Value Awards Granted	Performance Based Awards Granted(1)	Performance Based Awards Earned(2)	Total(3)	Weighted Average Number of Common Shares Outstanding	Burn Rate
FY2025	—	105,103	86,772	28,396	133,499	30,541,000	0.44%
FY2024	—	124,389	128,462	28,123	152,512	30,797,000	0.50%
FY2023	79,404	83,494	58,798	24,126	107,620	31,455,000	0.59%
				Dorman 3-Year Average Burn Rate:			0.51%
(1)
Performance-based awards granted are shown at the maximum payout level; the actual number of shares earned may range from 0% to 200% of target based on achievement of pre-established performance goals, and amounts earned for certain awards may not yet be determined.

(2)	Performance-based awards earned reflect awards granted in fiscal years 2020 through 2022 that were subject to a three-year performance period and achievement of pre-determined performance goals.
(3)	Total includes time-based full-value awards (including restricted stock units) and performance-based awards earned.
Expected Plan Duration
Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately eight years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, future grant practices, and award type mix and levels.
Dilution Analysis
As of March 9, 2026, we had 30,170,601 shares of common stock outstanding. The table below shows our potential dilution (referred to as “overhang”) levels based on our common stock outstanding, equity awards outstanding and our request for 1,670,563 shares to be available for awards pursuant to the 2026 Omnibus Plan. The 1,670,563 shares represent 5.2% of our total diluted outstanding shares as of March 9, 2026. The Board believes that the 1,670,563 shares requested represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, an important component of our compensation program.
30 |  2026 Proxy Statement

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN

		# Shares as of March 9, 2026	% of Total Diluted CSO as of March 9, 2026
(A)	New Share Reserve Proposal under 2026 Omnibus Plan	1,543,000	4.8%
(B)	Shares Remaining Available for Future Issuance Under 2018 Equity Plan	127,563(1)	0.4%
(C)	Stock Options Outstanding	190,974(2)	0.6%
(D)	Full-Value Awards Outstanding	375,225(3)	1.2%
(E)	Total Awards Granted + New Share Reserve	2,236,762	7.0%
(F)	Common Shares Outstanding (CSO) as of March 9, 2026	30,170,601
(G)	Total Diluted CSO as of March 9, 2026 (A+C+F)(4)	31,904,575
(1)
Upon shareholder approval of the 2026 Omnibus Plan, no further awards will be granted under the 2018 Equity Plan. In addition, (i) shares remaining available for issuance and not subject to an outstanding award under the 2018 Equity Plan will be available for awards under the 2026 Omnibus Plan, and (ii) if any award under the 2018 Equity Plan is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award under the 2018 Equity Plan will be available for issuance under the 2026 Omnibus Plan. As of March 9, 2026, there were 127,563 shares available for issuance and not subject to an outstanding award under the 2018 Equity Plan counting performance-based vesting restricted stock units at maximum performance level achievement.

(2)	For outstanding stock options, the weighted average exercise price is $88.43 and the weighted average remaining term is 3.3 years.
(3)	Includes time-based vesting restricted stock units and performance-based vesting restricted stock units (reflected at maximum) outstanding.
(4)
Unlike time-based vesting restricted stock unit awards and performance-based vesting restricted stock unit awards, stock options are not included in our CSO and they are therefore added to the CSO for purposes of calculating dilution.

Shares
Subject to adjustment as provided in the 2026 Omnibus Plan, not more than 1,543,000 shares of our common stock, plus the number of shares remaining available for issuance and not subject to an outstanding award under the 2018 Equity Plan, may be issued pursuant to the 2026 Omnibus Plan upon exercise of awards. Not more than 1,543,000 shares of our common stock may be issued under the 2026 Omnibus Plan upon the exercise of incentive stock options. The maximum number of shares that may be issued under the 2026 Omnibus Plan is subject to adjustment, as described below.
Shares issued under the 2026 Omnibus Plan may be treasury shares or originally issued shares. If an award is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award will return to the pool of shares available for issuance under the 2026 Omnibus Plan. In addition, if any award under the 2018 Equity Plan is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award under the 2018 Equity Plan will be available for issuance under the 2026 Omnibus Plan.
Shares surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes with respect to any award will not be available for re-issuance under the 2026 Omnibus Plan. If SARs are exercised and settled in common stock, the full number of shares subject to the SARs will be considered issued under the 2026 Omnibus Plan, without regard to the number of shares issued upon settlement of the SARs.
Pursuant to the 2026 Omnibus Plan, the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $750,000 in total. The value of such awards shall be calculated based on the grant date fair value of such awards for financial reporting purposes.
  2026 Proxy Statement | 31

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
Eligibility
Generally, all officers, directors, employees, consultants and/or advisors of our Company and each of our subsidiaries are eligible to receive awards under the 2026 Omnibus Plan. It is anticipated that seven non-employee directors and approximately 170 eligible employees, consultants and/or advisors would be eligible to receive awards under the 2026 Omnibus Plan. The approximate amount is based on the average number of reward recipients over 2023, 2024, and 2025.
Grants
Subject to the terms set forth in the 2026 Omnibus Plan, the Committee has the power, from time to time, to:
■	determine the eligible persons to whom, and the time or times at which awards, will be granted;
■	determine the types of awards to be granted;
■	determine the number of shares to be covered by or used for reference purposes for each award;
■
impose such terms, limitations, restrictions and conditions upon any such award as the Committee deems appropriate, including but not limited to any performance conditions to vesting or exercise of an award;

■	modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards;
■
subject to the restrictions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any participant’s employment or other relationship with a participating company; and

■	establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.
Types of Awards
The following types of awards may be granted under the 2026 Omnibus Plan:
■	options (both incentive stock options and non-qualified options);
■	stock appreciation rights (SARs);
■	restricted stock;
■	restricted stock units; and
■	other equity- and cash-based awards.
Awards will be evidenced by award agreements (which need not be identical) in such forms as the Committee may from time to time approve. In the event of any conflict between the provisions of the 2026 Omnibus Plan and any such agreements, the provisions of the 2026 Omnibus Plan shall prevail. All awards must be granted on or before the tenth anniversary of the effective date of the 2026 Omnibus Plan.
Options
Each award of options will be subject to such terms and conditions consistent with the 2026 Omnibus Plan as determined by the Committee and as set forth in the applicable award agreement. Options granted under the 2026 Omnibus Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Code) or non-qualified stock options. A description of the tax treatment of stock options appears below under the heading “Federal Income Tax Information.”
The Committee determines the exercise price at which shares underlying a stock option may be purchased. The exercise price for options granted under the 2026 Omnibus Plan must be equal to at least 100% of the fair market value (as defined the 2026 Omnibus Plan) of our common stock as of the date of the grant of the option, except that the option exercise price of an incentive stock option granted to an individual owning shares of our Company possessing more than 10% of the total combined voting power of all classes of stock of our Company on the date of the grant (“Ten Percent Holder”) must not be less than 110% of the fair market value as of the date of the grant of the option. The aggregate fair
32 |  2026 Proxy Statement

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
market value (determined on the date of grant) of the shares of our common stock subject to incentive stock options granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000. The exercise price may be paid pursuant to one or more of the following methods, as determined by the Committee and set forth in the award agreement: cash, check, by delivering shares of common stock owned by the participant (or attesting to ownership of such shares) or by permitting Dorman to withhold shares of common stock for which the stock option is exercisable.
Stock options granted under the 2026 Omnibus Plan are exercisable as determined by the Committee and specified in the applicable award agreement. In no event will an incentive stock option granted to a Ten Percent Holder be exercisable after five years from the date of grant and all other options will not be exercisable after ten years from the date of grant. The 2026 Omnibus Plan also contains an automatic exercise provision which provides that, immediately before its expiration, an option will be deemed automatically exercised if certain conditions set forth in the 2026 Omnibus Plan are satisfied, including the option being in-the-money. A participant may not receive dividend equivalents with respect to stock options.
Stock Appreciation Rights
A SAR is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the fair market value of a specified number of shares on the date of exercise over the applicable base price per share, as determined by the Committee. Each award of SARs will be subject to such terms and conditions consistent with the 2026 Omnibus Plan as determined by the Committee and as set forth in the applicable award agreement. The base price per share may not be less than the fair market value of a share of common stock on the date the SAR is granted. SARs are exercisable as determined by the Committee and specified in the applicable award agreement. No SAR will be exercisable later than ten years after the date it is granted. The 2026 Omnibus Plan also contains an automatic exercise provision which provides that immediately before its expiration, a SAR will be deemed automatically exercised if certain conditions set forth in the 2026 Omnibus Plan are satisfied, including the SAR being in-the-money. A participant may not receive dividend equivalents with respect to SARs.
Restricted Stock and Restricted Stock Units
Each award of restricted stock or restricted stock units will be subject to such terms and conditions consistent with the 2026 Omnibus Plan as determined by the Committee and as set forth in the applicable award agreement. Restricted shares granted under the 2026 Omnibus Plan are, for a period of time determined by the Committee, subject to forfeiture if certain conditions established by the Committee, including performance standards set by the Committee, are not met. A restricted stock unit is a unit that entitles the participant to receive one share of our common stock upon satisfaction of the vesting condition set forth in the award agreement, which may include time-based and/or performance-based conditions. The Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse. In addition, the Committee may at any time, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to a participant’s restricted stock or restricted stock units.
Participants holding restricted shares may have such rights with respect to such shares as may be determined by the Committee and set forth in the applicable award agreement, including the right to vote such shares. Participants holding restricted stock units do not possess any voting rights with respect to those units. Cash dividends declared or paid on restricted shares will be deferred until the lapsing of any restrictions imposed on such restricted shares. The Committee will determine whether a participant granted a restricted stock unit will be entitled to receive an amount equal to any dividends paid on shares underlying the restricted stock unit, referred to as “dividend equivalents.” Dividend equivalents will vest and be paid only if and to the extent the underlying restricted stock units vest and are paid. Dividend equivalents may be payable in cash or in the form of additional shares subject to the award.
Other Equity- and Cash-Based Awards
Each other type of equity- and cash-based award will be subject to such terms and conditions consistent with the 2026 Omnibus Plan as determined by the Committee and as set forth in the applicable award or other agreement evidencing such award.
Transferability
No option or SAR will be transferable other than by will or the laws of descent and distribution and, during the lifetime of the participant, will be
  2026 Proxy Statement | 33

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
exercisable only by the participant or for the participant’s benefit by the participant’s attorney-in-fact or guardian. The Committee may permit an option or a SAR to be transferred by a participant to a family member (as defined in the 2026 Omnibus Plan), subject to restrictions set forth in the 2026 Omnibus Plan.
The Committee may also establish a period commencing with the date of grant during which the participant will not be permitted to sell, transfer, pledge or assign restricted stock, restricted stock units or other equity- or cash-based awards awarded under the 2026 Omnibus Plan.
Termination of Employment
Unless otherwise specified in an award agreement or any other written agreement between the participant and Dorman or any of our subsidiaries, or as otherwise determined by the Committee, if a participant’s employment is terminated, outstanding vested and unvested awards under the 2026 Omnibus Plan will be subject to the following treatment:

Reason for Termination	Effect on Awards under the 2026 Omnibus Plan, except as otherwise specified in an award agreement or other written agreement
Death or Disability	■	All unvested restricted stock awards and restricted stock units that vest in whole or in part based on achievement of performance goals will be governed by the terms of the applicable award agreement.
	■	All other unvested restricted stock awards and restricted stock units will become vested.
■
All unvested stock options and SARs will vest and all vested options and SARs will be exercisable for one year unless the award has an earlier expiration date (if a stock option or SAR vests in whole or in part based on achievement of performance goals, the exercisability of such awards will be governed by the terms of the applicable award agreement).

For Cause Termination	■	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	■	Unvested, unearned or unexercisable awards will be forfeited.
	■	Exercisable stock options and SARs will be exercisable for a 90-day period unless the award has an earlier expiration date.

A “termination of employment” will be deemed to occur on the date a participant ceases to have a regular obligation to perform services for a participating company, without regard to whether (i) the participant continues on the participating company’s payroll for regular, severance, or other pay or (ii) the participant continues to participate in one or more health and welfare plans maintained by the participating company on the same basis as active employees. Whether a participant ceases to have a regular obligation to perform services for a participating company will be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if a participant is a party to an employment agreement, consulting agreement or severance agreement with a participating company which establishes the effective date of such participant’s termination of employment, that date shall apply. For purposes of the 2026 Omnibus Plan, if a participant’s employment with a participating company ceases but the participant continues to provide services to a participating company in a non-employee capacity (including as a non-employee director), then such change in status shall not be considered a “termination of employment.” In addition, a participant who is a non-employee director will be treated as having terminated employment on the participant’s termination of service as a non-employee director, provided that if such a participant is designated as a director emeritus upon termination of service as a non-employee director, such participant will not be treated as having terminated employment until the participant’s termination of service as a director emeritus.
Effect of Change-in-Control
Unless the award agreement provides otherwise, upon a change in control, all outstanding options and SARs will automatically accelerate and become fully
34 |  2026 Proxy Statement

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
exercisable, the restrictions and conditions on outstanding restricted stock, restricted stock units, and dividend equivalents will immediately lapse and any other equity-based or cash-based awards will accelerate.
Unless the Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:
■
the Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and

■
after giving participants an opportunity to exercise all of their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

Under the 2026 Omnibus Plan, “change in control” means:
■
any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 25% of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);
■	consummation of the sale of all or substantially all of the property or assets of our Company to any person that is not an affiliate of our Company;
■
consummation of a consolidation or merger of our Company with another company (other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or

■
during any period of 12 months, individuals who, at the beginning of such period, constitute the Board (each, an “Incumbent Director”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by at least two-thirds (2/3) of the Incumbent Directors will be considered an Incumbent Director.

In connection with the distribution of amounts subject to an award that constitutes non-qualified deferred compensation within the meaning of Section 409A of the Code, the term “change in control” will be limited to transactions described above that constitute a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of our Company, within the meaning of Section 409A of the Code. The Committee will interpret the plan and administer awards to comply with, or be exempt from, Section 409A of the Code, and will avoid acceleration or distribution except as permitted under Section 409A.
  2026 Proxy Statement | 35

PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
Adjustments to Awards Due to Changes in Dorman’s Capital Structure
In the event of a stock dividend declared upon, or a stock split or reverse stock split affecting shares of, our common stock:
■
the maximum number of shares as to which awards may be granted under the 2026 Omnibus Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year of our Company to any individual, and

■	the number of shares covered by and the option price, base price, and other terms of outstanding awards, will, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split, or reverse stock split, that no such adjustment will be made. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding awards as a result of the stock dividend, stock split, or reverse stock split.
In the event of any other change affecting shares of our common stock, our Company, or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange, other than any such change that is part of a transaction resulting in a change in control, the Committee, in its discretion and without the consent of the holders of the awards, will make:
■
appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2026 Omnibus Plan, in the aggregate and with respect to any individual during any one fiscal year of our Company, and

■	any adjustments in outstanding awards, including, but not limited to, reducing the number, kind and price of securities subject to awards.
The Committee is authorized to make, in its discretion and without the consent of holders of awards, adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting our Company, or the financial statements of our Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Omnibus Plan.
Repayment
All awards under the 2026 Omnibus Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or Committee, as such policy may be in effect from time to time. Unless otherwise determined by the Committee, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the participant will be required to repay us any such excess amount.
No Repricing of Options and SARs
Except in connection with adjustments due to changes in Dorman’s capital structure described above, neither the Board nor the Committee may, without obtaining prior approval by the Company’s shareholders, reduce the option price or base price of any issued and outstanding option or SAR granted under the 2026 Omnibus Plan, including through cancellation and re-grant or any other method (including the repurchase of an option or SAR that is “out of the money” in exchange for an option or SAR, cash, and/or other property), at any time during the term of such option or SAR.
Amendment and Termination
The Board or the Committee may amend or terminate the 2026 Omnibus Plan from time to time in such manner as it may deem advisable. However, except in connection with adjustments due to changes in Dorman’s capital structure described above, neither the Board nor the Committee may, without obtaining shareholder approval, change the class of individuals eligible to receive an incentive stock option, extend the expiration date of the 2026 Omnibus Plan, decrease the minimum option price of an incentive stock option granted under the 2026 Omnibus Plan, or increase the maximum number of shares as to which awards may be granted, except in connection with adjustments due to changes in Dorman’s capital structure described above.
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PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
No award will be materially adversely affected by any such termination or amendment without the written consent of the participant.
Term of the 2026 Omnibus Plan
The 2026 Omnibus Plan will terminate on April 1, 2036, the 10th anniversary of the date of Board approval, unless terminated sooner by our Board or the Committee.
U.S. Federal Income Tax Information
The following is a general summary of the current U.S. federal income tax treatment of incentive awards that would be authorized to be granted under the 2026 Omnibus Plan, based upon the current provisions of the Code, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2026 Omnibus Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Incentive Stock Options. A participant generally will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.
Non-qualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise.
Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of Code, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount paid, if any for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.
Restricted Stock Units. A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the units vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.
Other Equity- or Cash-Based Awards. With respect to other equity- or cash-based awards, a participant will generally recognize ordinary income equal to the fair market value of the shares or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the 2026 Omnibus Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.
Deductibility by the Company. We generally are not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a
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PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, restricted stock or restricted stock unit, or other equity- or cash-based award, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated under that Section.
New Plan Benefits
Any awards to be made under the 2026 Omnibus Plan will be subject to the discretion of our Compensation Committee. As a result, it is not possible to determine the number or type of awards that may be granted to any person under the 2026 Omnibus Plan. The awards granted for the 2025 fiscal year under our 2018 Equity Plan are set forth in the following table (and, for our named executive officers, are also set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table in this proxy statement).

Name	Title	Dollar Value(1)	Number of Shares(1)
Kevin M. Olsen	President and Chief Executive Officer	4,206,024	28,582
David M. Hession	Senior Vice President, Chief Financial Officer and Treasurer	616,884	4,192
Joseph P. Braun	Senior Vice President, General Counsel and Secretary	616,884	4,192
Eric B. Luftig	President, Light Duty	560,639	3,810
Scott D. Leff	Senior Vice President, Chief Human Resources Officer	476,464	3,238
Tayfun Uner	Former President, Light Duty	1,228,964	8,937
Jeffrey L. Darby	Senior Vice President, Sales and Marketing	349,910	2,667
(1)	Performance-based restricted stock units have been included in this table at target.
Market Price of Shares
The closing price of our common stock, as reported on The Nasdaq Stock Market, LLC on March 9, 2026 was $107.75.
Equity Compensation Plan Information
The following table details information regarding Dorman’s existing equity compensation plans as of December 31, 2025:

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders
2018 Stock Option and Stock Incentive Plan	191,677	$88.44	256,388
Dorman Products, Inc. Employee Stock Purchase Plan	—	—	733,954
Equity compensation plans not approved by security holders	—	—	—
Total	191,677	$88.44	990,342
(1)	This table does not include shares proposed to be authorized under the 2026 Omnibus Plan.
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PROPOSAL IV: APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN
(2)
This number includes 256,388 shares available for issuance under the 2018 Equity Plan and 733,954 shares available for issuance under the Dorman Products, Inc. Employee Stock Purchase Plan. Upon the approval of the 2026 Omnibus Plan, no further awards will be granted under the 2018 Equity Plan. However, (i) shares remaining available for issuance and not subject to an outstanding award under the 2018 Equity Plan will be available for awards under the 2026 Omnibus Plan, and (ii) if any award under the 2018 Equity Plan is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award under the 2018 Equity Plan will be available for issuance under the 2026 Omnibus Plan. As of March 9, 2026, there were 127,563 shares available for issuance and not subject to an outstanding award under the 2018 Equity Plan.

SEC Filings and Administration
If shareholders approve the 2026 Omnibus Plan, we will file a Registration Statement on Form S-8 with respect to the shares of the Company’s common stock to be registered pursuant to the 2026 Omnibus Plan as soon as reasonably practicable following shareholder approval.
FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE DORMAN PRODUCTS, INC. 2026 OMNIBUS INCENTIVE PLAN.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The following discussion provides an analysis of our compensation program for our executive officers named in the Summary Compensation Table below, or the “named executive officers,” and discusses the material factors involved in our decisions regarding their compensation. These named executive officers are:

Name	Title
Kevin M. Olsen	President and Chief Executive Officer(1)
David M. Hession	Senior Vice President, Chief Financial Officer and Treasurer(2)
Joseph P. Braun	Senior Vice President, General Counsel and Secretary
Eric B. Luftig	President, Light Duty(3)
Scott D. Leff	Senior Vice President, Chief Human Resources Officer
Tayfun Uner	Former President, Light Duty(4)
Jeffrey L. Darby	Senior Vice President, Sales and Marketing(5)

(1)	Mr. Olsen served as President and Chief Executive Officer of the Company for the duration of 2025, and was also appointed Chairman effective April 1, 2026.
(2)	Effective January 19, 2026, Mr. Hession ceased serving as Treasurer of the Company and, effective February 28, 2026, Mr. Hession ceased serving as an executive officer of the Company.
(3)	Effective December 31, 2025, Mr. Luftig was appointed President, Light Duty. Prior thereto, Mr. Luftig served as the Company’s Senior Vice President, Product.
(4)	Effective August 11, 2025, Mr. Uner was involuntarily terminated from the Company and ceased serving as an executive officer of the Company.
(5)	Indicates Mr. Darby’s position as of December 31, 2025. Effective January 19, 2026, Mr. Darby was appointed Senior Vice President, Enterprise Sales.
For biographical information regarding our named executive officers please see “Part I — Item 4.1 Information about Our Executive Officers” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. This Compensation Discussion and Analysis should be read in conjunction with such tabular and narrative disclosures. See also “Changes in Executive Officers in 2026.”
2025 Performance Summary
We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial objectives. Our 2025 financial results include the following highlights:

	2025 ($ in millions except for per share amounts)	2024 ($ in millions except for per share amounts)	Change (%)
Net Sales	$2,130.3	$2,009.2	6.0%
Gross Profit	$897.7	$806.4	11.3%
Net Income	$204.2	$190.0	7.5%
Adjusted Pre-Tax Income	$355.2	$286.3	24.0%
Free Cash Flow	$75.7	$191.6	(60.5)%
Diluted Earnings Per Share	$6.64	$6.14	8.1%
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COMPENSATION DISCUSSION AND ANALYSIS
During 2025, we also strengthened our balance sheet by repaying $42 million of indebtedness and repurchasing $41 million of our common stock at an average price of $127 per share.
We continue to see operational improvements and successes from the reorganization of management and reporting under three reporting segments – Light Duty, Heavy Duty, and Specialty Vehicle. For further discussion of our operational and financial performance for the year ended December 31, 2025, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as the long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■
To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial and share price performance while balancing market practices, governance norms, and risk profiles of the various compensation programs utilized;

■	To link a substantial portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■	To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities, and contributions to the annual and long-term growth and development of the Company;
■	To encourage experienced, talented executives to join the Company and to retain the services of those executive officers who successfully contribute to our annual and long-term goals; and
■	To motivate our executive officers to continue to provide excellent performance year after year.
We believe that our program focuses management on achieving both annual performance targets and profitable growth over the long term.
We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skilled and knowledgeable management to lead and position the Company for future growth while at the same time being mindful of our responsibility to shareholders to manage costs. Our compensation philosophy reflects a commitment to compensate executives competitively while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short- and long-term business performance and growth in shareholder value.
We believe that an executive’s total direct compensation should generally reflect the executive’s experience, skill, knowledge, responsibility, and individual contributions to the overall success of the Company.
Typically, an executive’s total direct compensation will increase to reflect changes in the executive’s functional role and the ability of the executive to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total direct compensation generally becomes variable.
We believe that variable compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our executive officers and our shareholders, particularly equity-based variable compensation. We may provide our executive officers with equity awards in connection with our new hire process, for promotions, and for retention. In addition, we may provide our executive officers with long-term incentives in the form of stock options and performance or time-based restricted stock units.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Mix of Total Compensation
In 2025, the majority of each named executive officer’s total pay mix was focused on variable compensation, in the form of annual cash incentive and long-term equity incentive awards. The annual cash incentive opportunity tied compensation to key Company performance metrics that, while measured annually, support our long-term strategic goals. The mix of 2025 long-term equity incentive awards was comprised of time-based restricted stock units and performance-based restricted stock units tied to metrics over a three-year performance period. The performance-based restricted stock units represented half of our regular long-term equity incentive awards. The value of our equity awards is linked, in part, to our share price, thereby aligning the interests of our named executive officers with those of our shareholders.
As the charts below show, our pay mix places greater emphasis on performance-based long-term and short-term incentives, which are not guaranteed. For purposes of this discussion, target total direct compensation means the sum of base salary, target annual performance-based cash incentive compensation, and target incentive-based long-term equity compensation. Note that the percentages reflected in the charts are based on target compensation amounts and therefore may not match the values reflected in the Summary Compensation Table.

Determining Executive Compensation
As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for reviewing and approving the compensation for our named executive officers on an annual basis (subject to the terms of any applicable employment agreements).
Among other things, the Compensation Committee fulfills its responsibility by (i) establishing corporate objectives that must be met in order for certain elements of executive compensation to be earned; (ii) establishing the individual performance goals and objectives of the Chief Executive Officer; (iii) reviewing the individual performance goals and objectives established by the Chief Executive Officer for the other named executive officers; and (iv)
evaluating named executive officer performance against their respective individual performance goals and objectives and setting compensation levels based on that evaluation.
At the beginning of each year, the Compensation Committee works with management to establish Company performance targets and objectives that must be met for the year (in the case of short-term incentives) and the three-year performance period (in the case of certain long-term incentives) for certain elements of named executive officer compensation to be earned. Following the completion of each performance period, the Compensation Committee reviews and determines whether those Company targets and objectives have been achieved.
With respect to individual performance, the Compensation Committee assesses the performance
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
of the Chief Executive Officer against the individual performance measures that the Compensation Committee established for him. With respect to the other named executive officers, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other named executive officers, and, based on that assessment, he recommends changes to salary and bonus levels and the amount of equity awards (if any), for consideration by the Compensation Committee.
Compensation decisions for each named executive officer are the result of the subjective analysis of various factors, including the named executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data and information provided by its independent compensation consultant. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.
The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer and the other named executive officers, in each case as, when, and if it deems appropriate.
Say-on-Pay
The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2023 annual meeting of shareholders, approximately 99% of the votes cast were in favor of us holding annual say-on-pay votes. In addition, at our 2025 annual meeting of shareholders, approximately 97% of the votes cast were in favor of the “say on pay” advisory resolution on executive compensation. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant engaged on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements.
The Compensation Committee engaged Meridian Compensation Partners, LLC, or “Meridian,” as its independent compensation consultant for 2025. The Compensation Committee assessed the independence of Meridian pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Meridian does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation, and concluded that no conflict of interest exists.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Competitive Market Pay Information
Meridian, among other things, compiled appropriate survey sources, gathered, and analyzed competitive compensation data both from a Willis Towers Watson survey and the most recent proxy statements for the Company’s comparator peer group (see table below), and developed competitive compensation rates for each position.
The Compensation Committee references comparator peer group data to assess the competitiveness of the Company’s executive officer compensation program. The Compensation Committee, with input from Meridian, selects the Company’s peer group using a balanced approach that focuses on companies of similar size (revenue, net income, market capitalization, and/or enterprise value) and in the same or adjacent sectors (industry/business competitors). For 2025, the Compensation Committee made no change to the previous year’s peer group which consisted of 15 companies that were publicly traded on major U.S. exchanges, generally had annual revenues in the range of 33% to 300% of our annual revenues, and were in the auto parts and equipment industry or adjacent industries. The Compensation Committee believes that this group, when taken in aggregate, represented a reasonable market reference when determining the competitiveness of our pay programs. The 2025 peer group consisted of the following companies:

2025 Peer Group for Compensation Benchmarking
American Axle & Manufacturing Holdings, Inc.	LCI Industries
CarParts.com, Inc.	Modine Manufacturing Company
Cooper-Standard Holdings, Inc.	Motorcar Parts of America, Inc.
Fox Factory Holding Corp.	Patrick Industries, Inc.
Garrett Motion Inc.	Standard Motor Products, Inc.
Gentex Corporation	Stoneridge, Inc.
Helios Technologies, Inc.	Visteon Corporation
Holley Inc.

The Components of 2025 Named Executive Officer Compensation
Elements of compensation for our named executive officers include the following:

Type of Compensation	Objective
Base Salary	Competitive, fixed compensation
Annual Performance-Based Cash Awards	Performance incentive linked directly to annual objectives in key financial areas
Equity Incentive Awards	Time-based restricted stock units provide retention, and performance-based incentives link directly to long-term financial objectives and both also align with shareholder interests
■ Time-Based Restricted Stock Units (50%)
■ Performance-Based Restricted Stock Units (50%)
Other Compensation and Benefits	Competitive compensation and retention incentives
■ 401(k) Retirement Plan
■ Non-Qualified Deferred Compensation Plan
■ Perquisites and Other Personal Benefits
■ Post-Employment Compensation

Base Salary
Base salary reflects amounts paid during the year to our named executive officers as direct compensation for their services to the Company. We also use our base salary to attract and retain top-quality executives and managers from other companies. We may increase base salaries from time to time to reward our named executive officers for their individual performance, to encourage them to achieve higher levels of performance, and for promotion and retention purposes. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the named executive officer’s position, responsibilities, expected
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
contributions of each named executive officer, and market competitive factors.
Mr. Olsen’s base salary was negotiated as part of his employment agreement, and it is subject to increase from time to time by the Compensation Committee. See “Executive Compensation: Compensation Tables – Narrative Disclosure to Summary Compensation and Grants of Plan-Based Award Tables.” Base salaries of the other named executive officers are set upon hire or promotion and are annually set at levels that we believe adequately reward and retain capable executives. We generally set total compensation and the components of total compensation by reviewing the compensation practices of our peers and understanding how our total compensation and those components compare to the total compensation and similar components of companies in the 25th, 50th, and 75th percentiles. However, we do not target any specific percentile of the market for total compensation or any component of total compensation.
On February 20, 2025, the Compensation Committee authorized base salary increases ranging from approximately 2.6% to 5.0% for all our named executive officers, except for Mr. Uner whose base salary was set in connection with his hire. The 2025 base salaries of our named executive officers are set forth in the table below.

Name	Base Salary ($)
Kevin M. Olsen	975,000
David M. Hession	535,000
Joseph P. Braun	486,720
Eric B. Luftig	405,563
Scott D. Leff	447,720
Tayfun Uner	600,000
Jeffery L. Darby	485,468
Annual Performance-Based Cash Bonuses
Overview
We use annual performance-based cash bonuses to reward eligible employees at the manager level and above, including our named executive officers, for the achievement of the Company’s annual financial performance objectives. The Compensation Committee believes that performance-based cash bonuses assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long-term success.
Annual cash bonus awards are payable pursuant to the terms of the Company’s Amended and Restated Cash Bonus Plan, or the “Cash Plan,” which was adopted in March 2018 by the Board and subsequently amended in February 2025. The purpose of the Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Cash Plan is administered by the Compensation Committee.
Each participant in the Cash Plan is eligible to receive payment following the conclusion of the performance period and the Compensation Committee’s certification that the performance targets have been satisfied. Final payments with respect to awards vary based on the level of achievement measured against the predetermined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of our Company.
All awards under the Cash Plan are subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
To align with the Company’s three reporting segments, Light Duty, Heavy Duty, and Specialty Vehicle, the annual cash bonus for 2025 was structured into four “subplans” – Corporate, Light Duty, Heavy Duty, and Specialty Vehicle.
For 2025, Messrs. Olsen, Hession, Braun, and Leff participated in the Corporate Subplan. For 2025, Messrs. Luftig, Uner, and Darby participated in the Light Duty Subplan. None of the named executive officers participated in the Specialty Vehicle Subplan or Heavy Duty Subplan for 2025.
Annual cash bonuses for 2025 under the Corporate Subplan were based on our 2025 (i) consolidated adjusted pre-tax income, (ii) consolidated net sales, and (iii) consolidated free cash flow as a percentage of consolidated net income. Each performance goal under the Corporate Subplan was assigned a weighting – 50% for adjusted pre-tax income, 25% for net sales, and 25% for free cash flow as a percentage of net income.
Annual cash bonuses for 2025 under the Light Duty Subplan were based on (i) achievement of the Corporate Subplan’s goals and (ii) 2025 (a) Light Duty
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
segment adjusted operating income, and (b) Light Duty segment net sales. The performance goals under the Light Duty Subplan were assigned a weighting – 30% for the Corporate Subplan’s overall achievement, and 70% for Light Duty segment adjusted operating income and Light Duty segment net sales. Of that 70%, segment adjusted operating income was assigned a weighting of 75% and segment net sales was assigned a weighting of 25%.
Annual cash bonuses for 2025 under the Heavy Duty Subplan were based on (i) achievement of the Corporate Subplan’s goals and (ii) 2025 (a) Heavy Duty segment adjusted operating income, and (b) Heavy Duty segment net sales. The performance goals under the Heavy Duty Subplan were assigned a weighting – 30% for the Corporate Subplan’s overall achievement, and 70% for Heavy Duty segment adjusted operating income and Heavy Duty segment net sales. Of that 70%, segment adjusted operating income was assigned a weighting of 75% and segment net sales was assigned a weighting of 25%.
Annual cash bonuses for 2025 under the Specialty Vehicle Subplan were based on (i) achievement of the Corporate Subplan’s goals and (ii) 2025 (a) Specialty Vehicle segment adjusted operating income, and (b) Specialty Vehicle segment net sales. The performance goals under the Specialty Vehicle Subplan were assigned a weighting – 30% for the Corporate Subplan’s overall achievement, and 70% for Specialty Vehicle segment adjusted operating income and Specialty Vehicle segment net sales. Of that 70%, segment adjusted operating income was assigned a weighting of 75% and segment net sales was assigned a weighting of 25%.
Except to the extent that the Light Duty, Heavy Duty, and Specialty Vehicle subplans include a percentage payout based upon the achievement of results under the Corporate Subplan, each subplan, and the performance metrics included therein, operates independently of the performance metrics of the other subplans.
The Compensation Committee believes that basing performance on targets established for adjusted pre-tax income, net sales, and free cash flow as a percentage of net income focuses management’s attention on revenue growth, profitability and availability of cash to fund operations, which are key drivers in building shareholder value. Additionally, the use of segment adjusted operating income and segment net sales aligns compensation directly to segment performance. The Compensation
Committee believes the design of the 2025 annual performance-based cash bonus aligns the performance measures to the Company’s strategic plan and incentivizes management to focus on achieving financial goals that are aligned with the Company’s operating budget.
2025 Target Awards
Set forth below are the 2025 annual cash bonus target awards assigned for each of our named executive officers following the competitive benchmarking exercise referenced above.

Name	Target (% of Base Salary)
Kevin M. Olsen	110%
David M. Hession	70%
Joseph P. Braun	70%
Eric B. Luftig	60%
Scott D. Leff	60%
Tayfun Uner	75%
Jeffery L. Darby	60%
2025 Financial Performance Measures and Actual Results
For 2025, our Compensation Committee set threshold, target, and maximum financial performance measure goals based on our annual operating budget. There would be no annual cash bonus payout with respect to any performance metric for which actual performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified performance levels would result in a payout based on linear interpolation. In addition, the annual cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award level for each of our named executive officers. Information regarding each subplan’s 2025 financial performance measures, the applicable threshold, target and maximum goals, and the actual results achieved is set forth below.
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EXECUTIVE COMPENSATION:
COMPENSATION DISCUSSION AND ANALYSIS
Corporate Subplan
For purposes of the 2025 Corporate Subplan, the following definitions apply:
“Adjusted Pre-Tax Income” means the Company’s consolidated income before income taxes for 2025 determined in accordance with generally accepted accounting principles (“GAAP”), excluding the following items: (a) items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or EBITDA, by the Company or institutional investors or analysts when evaluating the Company’s performance, such as one-time gains or losses from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other non-GAAP adjustments, but including normal provisions for slow-
moving and obsolete inventory and accounts receivable; (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring; and (c) the cumulative effect of any accounting changes (collectively, the “Adjustment Items”).
“Net Sales” and “Net Income” are set forth in the Company’s audited consolidated financial statements for 2025.
“Free Cash Flow” means the Company’s cash provided by operating activities minus property, plant and equipment additions, each as set forth in the Company’ Consolidated Statements of Cash Flows included within the Company’s audited consolidated financial statements for 2025.

Measure ($ in millions)	Threshold	Target	Maximum	Actual	Payout % Earned
Adjusted Pre-Tax Income*	$286.3	$309.2	$329.3	$355.2	200%
Net Sales	$2,009.2	$2,089.6	$2,150.7	$2,130.3	167%
Free Cash Flow as a percentage of Net Income*	70%	85%	100%	37%	0%
Actual payout percentage under the 2025 Corporate Subplan (sum of weighted payouts)					142%
*	See Appendix A, Reconciliation of Non-GAAP Financial Measures
Light Duty Subplan
For purposes of the 2025 Light Duty Subplan, the following definitions apply:
“LD Adjusted Operating Income” means the income from operations of the Company’s Light Duty operating segment for 2025 determined in accordance with GAAP, adjusted for allocated corporate expenses, and excluding Adjustment Items. As a result, LD Adjusted Operating Income used in our executive compensation program may differ from the Light Duty segment’s adjusted operating income as reported in our reports filed with the SEC.
“LD Net Sales” means the consolidated net sales of the Company’s Light Duty operating segment as set forth in the Company’s audited consolidated financial statements for 2025.
The Compensation Committee in its discretion may adjust LD Adjusted Operating Income and LD Net Sales (a) to exclude the impact of any Adjustment Items and (b) for any items, events or impacts, in each case to the extent it deems appropriate.

Measure ($ in millions)	Threshold	Target	Maximum	Actual	Payout % Earned
LD Adjusted Operating Income*	$313.7	$346.3	$370.2	$381.0	200%
LD Net Sales	$1,565.6	$1,628.5	$1,687.7	$1,692.1	200%
Corporate Subplan	50%	100%	200%		142%
Actual payout percentage under the 2025 Light Duty Subplan (sum of weighted payouts)					183%
*	See Appendix A, Reconciliation of Non-GAAP Financial Measures
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COMPENSATION DISCUSSION AND ANALYSIS
A reconciliation of each of the Non-GAAP financial measures used in each of the Corporate, Light Duty, Heavy Duty, and Specialty Vehicle subplans, to the most directly comparable GAAP measures are included in Appendix A to this proxy statement.
2025 Annual Bonus Payout
The table below shows the annual performance-based cash bonuses earned for 2025 in light of 2025 financial performance.
Such annual cash bonuses were paid in the first quarter of 2026.

	Award Opportunity at Target	Actual Award	% Achievement
Kevin M. Olsen	$1,072,000	$1,522,950	142%
David M. Hession	$374,500	$531,790	142%
Joseph P. Braun	$340,704	$483,800	142%
Eric B. Luftig	$243,338	$445,308	183%
Scott D. Leff	$268,632	$381,457	142%
Tayfun Uner	$450,000	$0(1)	0%
Jeffrey L. Darby	$291,281	$533,044	183%
(1)
Mr. Uner ceased serving as President, Light Duty on August 11, 2025. Pursuant to the terms of Mr. Uner’s separation agreement, and consistent with the terms of the Dorman Products, Inc. Executive Severance Plan, in connection with his separation of employment, Mr. Uner received a pro-rated annual cash bonus in the amount of $508,623. See the Summary Compensation Table “Executive Compensation: Compensation Tables - Potential Payments upon Termination or Change in Control - Separation Agreement with Mr. Uner” for additional information

Equity Awards
Compensation may be awarded to our named executive officers in the form of equity-based awards. Equity awards are designed to focus our named executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our equity plan recognize a named executive officer’s contribution to our overall corporate performance and provide a financial incentive to achieve our long-term goals.
Similar to the prior year, in 2025 we provided our named executive officers with long-term incentives in the form of grants of restricted stock units with time and performance-based vesting.
The time-based element of our equity awards has been structured as an incentive for continued employment and to align the interests of our named executive officers with those of shareholders. Performance-based equity awards reinforce our commitment to a pay for performance philosophy as awards are only earned if specific levels of performance are achieved.
We also may grant equity awards to named executive officers in connection with the commencement of employment, for promotions and retention, among other reasons. The Compensation Committee considers various factors when determining the size and mix of each equity award granted to our named executive officers, including the experience, expertise, and responsibility of each named executive officer, the financial performance of the Company, market competitiveness, and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. The Compensation Committee may adjust on a year-over-year basis equity grant levels of our named executive officers annually based on various factors including, but not limited to, market competitiveness and retention. See the Grants of Plan-Based Awards for 2025 table for more information.
All equity awards issued to our named executive officers in 2025 were issued pursuant to the 2018 Equity Plan. For 2025, the Company granted the following mix of long-term incentive equity-based awards to our named executive officers: performance-based restricted stock units (50%) and time-based restricted stock units (50%).
Policy Regarding the Granting of Equity-Based Compensation Awards
Under the Dorman Products, Inc. Policy Regarding the Granting of Equity-Based Compensation Awards,
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subject to certain exceptions, annual incentive awards are made in March of each year. Any off-cycle awards, for promotions, retention, and newly-hired employees, for example, are generally made on the first trading day of each month. The Compensation Committee adopted the policy to promote consistent practices in connection with grants of equity awards and to help ensure that the grant dates for such awards are determined independently from the timing of the release of any material, non-public information by the Company.
Time-Based Restricted Stock Units
Effective March 3, 2025, the Compensation Committee approved the grant of time-based restricted stock units to each named executive officer, other than Mr. Darby, that vest 33.33% per year, beginning with the first anniversary of the date of grant. Effective March 3, 2025, the Compensation Committee approved the grant of time-based restricted stock units to Mr. Darby that vest in full on the second anniversary of the date of grant.
Each restricted stock unit corresponds to a single share of our common stock. Upon each vesting date, the number of restricted stock units that then vest is settled in a like number of shares of our common stock.
The Compensation Committee believes that the award of time-based restricted stock units promotes the retention of our named executive officers and aligns the interests of our named executive officers with shareholders by providing long-term stock ownership opportunities.
The number of shares of our common stock subject to each time-based restricted stock unit awarded to our named executive officers in 2025 is set forth in the Grants of Plan-Based Awards for 2025 table.
Performance-Based Restricted Stock Units
Effective March 3, 2025, the Compensation Committee approved the grant of performance-based restricted stock units (the “2025 PRSU”) to each named executive officer, other than Mr. Darby. The Compensation Committee believes the awards of performance-based restricted stock units support our goal of creating long-term shareholder value. The 2025 PRSU will vest (if at all) after the completion of a three-year performance period ending December 31, 2027 (the “2025-2027 Performance Cycle”) based on achieved performance against pre-
determined performance metrics. The Compensation Committee, with input from Meridian, determined that the performance metric for 50% of the 2025 PRSU would be the Company’s three-year total shareholder return, or “TSR,” compared to a TSR peer group, which we refer to as relative TSR, or “RTSR” (the “RTSR Awards”) and that the performance metric for the remaining 50% of the 2025 PRSUs (the “ROIC Awards”) would be based on the Company’s average return on invested capital, or “ROIC” over each of the three fiscal years in the 2025-2027 Performance Cycle.
The use of both the RTSR and ROIC metrics closely aligns with the Company’s long-term strategy of increasing the Company’s share price while also growing the business over time. RTSR assesses the Company’s growth relative to its peers, while ROIC measures growth based on the effectiveness of the use of capital in the Company’s operations. Overall, the Compensation Committee believes using the RTSR and ROIC metrics is consistent with the Company’s compensation philosophy, which emphasizes a pay-for-performance environment and linkage to shareholder interests.
For the RTSR Awards, the Compensation Committee selected, with the assistance of Meridian, the companies within the Nasdaq US Benchmark Auto Parts Index, or, the “Nasdaq Benchmark Index,” to use as the peer group for the following reasons:
■	it consists of companies in the auto parts industry;
■	the companies in the Nasdaq Benchmark Index overlap with the Company’s proxy peers used for benchmarking named executive officer compensation; and
■	the Company is a member of the Nasdaq Benchmark Index.
Each named executive officer may earn between 0% to 200% of the target number of shares awarded depending on the Company’s performance during the 2025-2027 Performance Cycle, subject to a payout cap described below.
For the RTSR Awards, the Compensation Committee has assigned target, threshold, and maximum percentile values to the RTSR performance metric. The Compensation Committee adopted the RTSR performance percentiles based on its assessment that such percentiles reflect market-competitive long-
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term incentive pay practices, as well as meaningful levels of relative performance that warrant payouts at threshold, target, and maximum levels.
For the ROIC Awards, the Compensation Committee has assigned target, threshold, and maximum average percentage rates of return on invested capital as the performance metric. The Compensation Committee adopted the rates of return based on the Company’s budget and strategic plan.
The RTSR Award percentiles and the ROIC Award average rates of return on invested capital were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.
For each of the RTSR Awards and the ROIC Awards, the threshold must be met for any shares to vest under such award. The maximum number of shares that may be issued on vesting of all the 2025 PRSUs is capped so that the value received on vesting cannot be greater than 400% of the value of the 2025 PRSU at the grant date using the target number of performance-based restricted stock units. This cap includes the impact of stock appreciation. The number of units that vest if performance is between the threshold, target and maximum levels of each award will be determined using straight-line interpolation.
The following tables set forth the percentage of the 2025 PRSU that will vest at the end of the three-year performance period based on the level of performance.

	<Threshold	Threshold	Target	Maximum
RTSR(1)	Below 25th Percentile	25th Percentile	50th Percentile	80th Percentile or Above
Vested Percent of RTSR Awards	0%	50%	100%	200%
(1)	The RTSR Awards define RTSR as a comparison of the Company’s TSR to the TSR of the companies comprising the Nasdaq Benchmark Index for the measurement period.
TSR is calculated using the change in share price during the performance period, along with dividends paid. The calculation assumes that dividends are reinvested, and it also adjusts for stock splits. RTSR performance is calculated using the trailing 60-trading day average closing stock prices of the trading days immediately preceding the first day and last day of the measurement period. Companies added or removed from the Nasdaq Benchmark Index over the measurement period are excluded from the calculation.

	<Threshold	Threshold	Target	Maximum
ROIC(1)	Below 8.5 Percent	8.5 Percent	10.5 Percent	12.5 Percent or Above
Vested Percent of ROIC Awards	0%	50%	100%	200%
(1)
The ROIC Awards vest based on the achievement of threshold, target, and maximum levels of “2025-2027 Average ROIC,” which the ROIC Awards define to mean the sum of the Company’s ROIC for each of the fiscal years ending December 31, 2025, 2026, and 2027 divided by three.

ROIC, which is a non-GAAP measure, is defined as the quotient obtained by dividing (a) the sum of the income from operations of each of the Company’s reporting segments for the applicable fiscal year multiplied by .76 (representing an assumed and fixed tax rate of 24%) by (b) the Average Invested Capital. Average Invested Capital is defined as the quotient obtained by dividing (a) the sum of Invested Capital as of the applicable fiscal year end and Invested Capital as of the year end of the fiscal year immediately prior to the applicable fiscal year, by (b) two. Invested Capital is defined as the sum of (a) the total shareholders’ equity attributable to the Company, plus (b) the sum of the Company’s short-term debt and long-term debt (but excluding lease liabilities), minus (c) the Company’s cash and cash equivalents.
The Compensation Committee in its discretion may adjust ROIC for any or all periods (a) to exclude the impact of any Adjustment Items and (b) for any items, events or impacts, in each case to the extent it deems appropriate.
The Compensation Committee will determine the final payouts under the 2025 PRSUs in the first quarter of the year following the end of the performance period. The number of shares subject to the 2025 PRSUs granted to our named executive officers is set forth in the Grants of Plan-Based Awards for 2025 table.
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2023 Awards
Effective March 2, 2023, the Compensation Committee granted performance-based restricted stock units (the “2023 PRSU”) with a performance cycle from January 1, 2023 through December 31, 2025 (the “2023-2025 performance cycle”) to each of our named executive officers. The Compensation Committee set:
■	the threshold, target, and maximum performance-based restricted stock unit amounts payable to the named executive officers;
■	the relevant performance measure, which was the Company’s three-year TSR as compared to the TSR of the companies comprising the S&P Mid-Cap 400 Growth Index; and
■	the goals for threshold, target, and maximum payout.
The payouts for the 2023 PRSUs could have ranged from 0% to 200% of each participating named executive officer’s target, with a threshold payout equal to 50% of target, a target payout equal to 100% of target, and a maximum payout equal to 200% of target. The number of shares that vest if performance is between the threshold, target, and maximum levels is determined using straight-line interpolation. For the 2023 PRSU to be earned, the threshold or minimum achievement level must have been attained. The RTSR performance percentiles were adopted by the Compensation Committee based upon the Committee’s assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant payouts at threshold, target and maximum levels.
The table below shows the number of shares that each named executive officer who received a 2023 PRSU award had the potential to earn under the 2023 PRSU at the threshold, target, and maximum levels.

SHARE PAYOUT OPPORTUNITIES UNDER THE 2023 PRSU
Name	Threshold (#)	Target (#)	Maximum (#)
Kevin M. Olsen	6,573	13,146	26,292
David M. Hession	1,232	2,464	4,928
Joseph P. Braun	1,109	2,218	4,436
Eric B. Luftig	616	1,232	2,464
Scott D. Leff	842	1,684	3,368
Jeffrey L. Darby	939	1,879	3,758
In February 2026, the Compensation Committee reviewed our performance against the performance measure for the 2023 PRSUs during the 2023-2025 performance cycle. The Company’s TSR for the performance period was 57.5%, and its RTSR ranked at the 69.59 percentile of the companies comprising the S&P Mid-Cap 400 Growth Index. As a result, the Compensation Committee approved a payout of the 2023 PRSU at 165.28% of target. The table below sets forth the number of 2023 PRSUs that vested based on actual results for the performance goals for the 2023-2025 performance cycle.

ACTUAL PAYOUT UNDER THE 2023 PRSU
Name	Target (#)	Payout Percentage of Target	Payout (# of Units Vested)
Kevin M. Olsen	13,146	165.28%	21,727
David M. Hession	2,464	165.28%	4,072
Joseph P. Braun	2,218	165.28%	3,665
Eric B. Luftig	1,232	165.28%	2,036
Scott D. Leff	1,684	165.28%	2,783
Jeffrey L. Darby	1,879	165.28%	3,105
401(k) Retirement Plan
Our named executive officers are eligible to participate in the Company’s 401(k) Retirement Plan because they satisfy certain age and service requirements. We offer the 401(k) Retirement Plan to
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enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement.
Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.
There are three types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); (2) a company discretionary contribution which, if made, may be made in cash, common stock or a combination thereof, and where the amount of any such discretionary contribution is determined by multiplying the applicable percentage approved by the Compensation Committee by the employee’s annual compensation; and (3) a company discretionary matching contribution to each eligible employee.
Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant. There are no vesting requirements for employee voluntary contributions. Company discretionary contributions vest 20% each year beginning at two years of service, with 100% vesting at six years or more. The vesting schedule for the Company discretionary matching contribution is 100% cliff vesting at three years of service. For 2025, we made discretionary matching contributions to each eligible employee equal to 50% of the first 4% of compensation contributed to the 401(k) Retirement Plan by the eligible employee as voluntary contributions. In addition, for 2025 we made company discretionary contributions in an amount equal to 4% of each eligible participant’s annual compensation (with certain limitations to highly compensated employees). Both of the Company discretionary contributions were funded entirely in cash.
Non-Qualified Deferred Compensation Plan
The Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” is intended to benefit a select group of our highly compensated employees, including our named executive officers, who are key to our future success, and to help attract and retain management talent. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.
Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax-deferred basis, up to 25% of his or her base salary and 90% of his or her bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments over up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment; (ii) on a specified date selected by the participant after a minimum deferral period; (iii) death; (iv) disability (as defined by Section 409A of the Code); or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet contributed to the plan.
For our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.
Employment Agreements
As a general matter, other than for the Chief Executive Officer, we do not enter into employment agreements with our executive officers. See “Executive Compensation: Compensation Tables – Narrative Disclosure to Summary Compensation and Grants of Plan-Based Award Tables” for a description of Mr. Olsen’s employment agreement.
Post-Employment and Change in Control Benefits
We may provide severance protection to our executives to give them financial security in the event they suffer
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an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives who successfully contribute to our short- and long-term goals.
Effective December 26, 2021, the Compensation Committee adopted the Dorman Products, Inc. Executive Severance Plan, referred to as the “Severance Plan,” to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include, among others, employees with the title of President or Senior Vice President who are designated as a participant by the Compensation Committee. Each of the Company’s named executive officers, other than Mr. Olsen, has been designated a participant in the Severance Plan. Mr. Olsen is not a participant in the Severance Plan because his severance benefits are governed by the terms of his employment agreement with the Company. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for more information.
Perquisites and Other Benefits
Dorman’s executive compensation program provides limited perquisites to our named executive officers that may include items such as reimbursements for comprehensive physical examinations and participation in executive leadership retreats. Dorman also pays the applicable premiums on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Relocation benefits are generally reimbursed but may be individually negotiated on an as-needed basis. To the extent any such perquisites meet applicable U.S. Securities and Exchange Commission disclosure rules and thresholds, they will be included in the Summary Compensation Table under the “All Other Compensation” heading. Each year, the Compensation Committee reviews the appropriateness of the perquisites that we provide to our named executive officers.
In addition, all members of senior management, including the named executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical and other health and welfare plans.
Stock Ownership Guidelines
Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee has adopted stock ownership guidelines requiring our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, our Chief Executive Officer is expected to own shares of our common stock having an aggregate value at least five times his annual base salary, and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to two times annual base salary.
Shares that are counted for purposes of satisfying ownership requirements include:
■	shares owned directly by the individual or his or her immediate family members residing in the same household;
■	shares held in a trust for the benefit of the individual or his or her immediate family members;
■	shares owned through savings plans, such as the Company’s 401(k) Retirement Plan, or acquired through a Company sponsored employee stock purchase plan;
■	unvested time-based restricted stock held by the individual;
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■	shares underlying unvested time-based restricted stock units held by the individual; and
■	shares, restricted stock, and restricted stock units held by the individual in any Company-sponsored deferred compensation plan.
For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership. All our named executive officers must comply with these ownership requirements within five years following their dates of hire or promotion (or, if later, January 1, 2020).
The foregoing stock ownership requirements are measured annually in January. For purposes of the measurement, the individual’s stock ownership is valued based on:
■	his or her then-current salary;
■	with respect to shares of common stock owned outright (e.g., held directly, in a trust, through a Company-sponsored benefit plan, or in a deferred account), the value of the stock using the average closing price of the Company’s stock for the prior calendar year; and
■	with respect to unvested restricted stock and restricted stock unit awards, using the greater of:
■	the closing price of the Company’s stock on the last trading day of the prior calendar year; and
■	the value of the awards on the date of grant.
Once an individual covered by the ownership guidelines has achieved compliance in any year, if he or she fails to meet the ownership guidelines in any subsequent year solely because of a decline in the price of the Company’s common stock, he or she will not be found to be noncompliant. As of the date of this proxy statement, all our current named executive officers comply or have additional time in which to comply with these guidelines.
Clawback Policies
The Compensation Committee has adopted a clawback policy that allows the Company to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event the Board determines that such executive officer engaged in fraud, willful misconduct, or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company may recoup annual incentives and long-term incentives received by such executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.
In addition, on October 25, 2023, the Compensation Committee adopted the Dorman Products, Inc. Incentive Compensation Clawback Policy. The policy was adopted to comply with the final clawback rules adopted by the U.S. Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Exchange Act, and Listing Rule 5608, as promulgated by Nasdaq. The policy provides for the mandatory recovery of erroneously awarded incentive compensation from current and former officers of the Company, as defined in Rule 10D-1 (“Covered Officers”), in the event the Company is required to prepare an accounting restatement, as defined in the policy. Under the policy, the Company must recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback
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period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement (subject to limited regulatory exceptions). The policy is effective with respect to compensation received on or after October 2, 2023 while the Company has a class of securities listed on a national securities exchange or a national securities association. A copy of the policy is incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Insider Trading Policy
The Company maintains an Insider Trading Policy governing the purchase, sale and other disposition of its securities by its officers, directors, and employees. The Company believes its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the Nasdaq listing standards applicable to the Company. The Insider Trading Policy prohibits trading while in possession of material, non-public information. While the Company’s executive officers and directors are not required to enter into trading plans in advance of any transactions in Company securities, executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The Insider Trading
Policy requires all directors, officers, and certain other specified employees who have regular access to material, non-public information about the Company in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction in Company securities and generally prohibits them from engaging in any such transactions during blackout periods. The Insider Trading Policy also requires the Company to comply with all federal and state securities laws and regulations and any applicable listing standards when engaging in transactions in its own securities. A copy of our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we prohibit our directors, officers, and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar, or exchange fund, that is designed to hedge or offset any decrease in the market value of Dorman securities. Our Insider Trading Policy also prohibits our directors, officers, and employees from: (i) participating in short sales of
Dorman securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls, or other derivative securities, related to Dorman securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan.
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Changes in Executive Officers in 2026
During 2026, the Company appointed new members and roles on its leadership team.
■
Mr. Charles W. Rayfield joined the Company as its Senior Vice President, Chief Financial Officer Designate, and Treasurer effective January 19, 2026. He subsequently was appointed as the Company’s Chief Financial Officer and principal financial officer effective February 28, 2026. Mr. Hession ceased serving as our Treasurer on January 19, 2026 and ceased serving as our Senior Vice President, Chief Financial Officer and principal financial officer effective February 28, 2026.
■	Mr. Darby was appointed as the Company’s Senior Vice President, Enterprise Sales effective January 19, 2026.
Compensation Committee Report
The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025.
Compensation Committee
John J. Gavin, Chairman
Lisa M. Bachmann
Richard T. Riley
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
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Summary Compensation Table for 2025
The following table sets forth summary information relating to all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Kevin M. Olsen President and Chief Executive Officer	2025	970,192	—	4,206,024	—	1,522,950	46,617	6,745,783
	2024	941,346	—	3,851,856	—	1,672,000	52,740	6,517,942
	2023	884,513	—	2,087,453	599,999	603,000	44,101	4,219,066
David M. Hession Senior Vice President, Chief Financial Officer and Treasurer	2025	531,154	—	616,884	—	531,790	24,623	1,704,451
	2024	512,404	—	694,933	—	634,480	31,019	1,872,836
	2023	497,464	—	391,259	112,495	234,500	23,148	1,258,866
Joseph P. Braun Senior Vice President, General Counsel and Secretary	2025	483,120	—	616,884	—	483,800	23,662	1,607,466
	2024	464,885	—	760,302	—	576,576	30,069	1,831,832
	2023	446,079	—	352,196	101,224	211,050	22,120	1,132,669
Eric B. Luftig President, Light Duty	2025	401,849	—	560,639	—	445,308	27,207	1,435,003
Scott D. Leff Senior Vice President, Chief Human Resources Officer	2025	444,409	—	476,464	—	381,457	22,888	1,325,218
	2024	426,952	—	762,171	—	454,608	29,310	1,673,041
Tayfun Uner(1) Former President, Light Duty	2025	364,615	325,000	1,228,964	—	—	889,208	2,807,787
Jeffrey L. Darby Senior Vice President, Sales & Marketing	2025	482,749	—	349,910	—	533,044	28,825	1,394,528
	2024	468,952	—	627,056	—	545,798	36,910	1,678,716
	2023	454,904	—	398,272	85,776	318,490	22,291	1,279,733

(1)
Mr. Uner served as President, Light Duty from January 2, 2025 until August, 11, 2025, the date of his separation of employment. The amount in the “Salary” column represents salary earned through his separation date. The $325,000 in the “Bonus” column is comprised of a sign-on bonus and a transition assistance bonus, each payable in connection with Mr. Uner’s offer of employment. Although Mr. Uner was eligible for an award under the Cash Plan equal to 75% of his base salary, pursuant to the terms of Mr. Uner’s separation agreement, and consistent with the terms of the Severance Plan, in connection with his separation of employment, Mr. Uner received a pro-rated annual cash bonus, the amount of which is included in the “All Other Compensation” column. Pursuant to the 2018 Equity Plan and his award agreements, the stock awards issued to Mr. Uner during 2025 were forfeited upon separation of employment.

(2)
Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Stock awards granted in 2025 include grants of: (i) time-based restricted stock units and (ii) performance-based restricted stock units.

We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our common stock on the grant date.
The grant date fair value for the RTSR Awards granted in 2025 was $195.03 per share based on the application of a Monte Carlo simulation model. Under FASB ASC Topic 718, the RTSR metric applicable to the RTSR Awards issued in 2025 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.
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The aggregate grant date fair values for ROIC Awards are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was target-level achievement. Assuming maximum level of achievement, the grant date fair value of the ROIC Awards for 2025 for each of Messrs. Olsen, Hession, Braun, Luftig, Leff, and Uner would be $1,875,110, $274,995, $274,995, $250,067, $212,544, and $325,114. respectively. Mr. Darby did not receive an ROIC award.
All stock awards granted in 2025 are subject to vesting conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Equity Awards.”
(3)
Represents annual performance-based cash bonuses paid to Messrs. Olsen, Hession, Braun, Luftig, Leff, and Darby after the fiscal year with respect to that fiscal year’s performance pursuant to our Cash Plan.

(4)
The “All Other Compensation” column for the fiscal year ended December 31, 2025 includes discretionary Company contributions to the 401(k) Plan, physical examinations, service awards for years of service, life and disability insurance premiums and severance. Additional information with respect to All Other Compensation received is set forth below:

Named Executive Officer	Discretionary Company Contribution to 401(k) Retirement Plan ($)	Discretionary Company Matching Contribution to 401(k) Retirement Plan ($)	Severance ($)	Physical Examinations ($)	Executive Life Insurance Premiums ($)	Executive Disability Insurance Premiums ($)
Kevin M. Olsen	14,000	19,404	—	—	2,527	10,686
David M. Hession	14,000	10,623	—	—	—	—
Joseph P. Braun	14,000	9,662	—	—	—	—
Eric B. Luftig	14,000	8,037	—	5,170	—	—
Scott D. Leff	14,000	8,888	—	—	—	—
Tayfun Uner	—	5,585	883,623(a)	—	—	—
Jeffrey L. Darby	14,000	9,655	—	5,170	—	—
(a)
Severance benefits represent amounts earned in 2025 pursuant to the terms of Mr. Uner’s separation agreement. For a complete description of the amounts paid or payable to Mr. Uner pursuant to the terms of his separation agreement and the timing of such payments, see “Executive Compensation: Compensation Tables - Potential Payments upon Termination or Change in Control - Separation Agreement with Mr. Uner.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Grants of Plan-Based Awards for 2025
The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2025:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin M. Olsen	—	536,250	1,072,500	2,145,000	—	—	—	—	—
	3/3/2025	—	—	—	3,572	7,145	14,290	—	1,393,489
	3/3/2025	—	—	—	3,573	7,146	14,292	—	937,555
	3/3/2025	—	—	—	—	—	—	14,291	1,874,979
David M. Hession	—	187,250	374,500	749,000	—	—	—	—	—
	3/3/2025	—	—	—	524	1,048	2,096	—	204,391
	3/3/2025	—	—	—	524	1,048	2,096	—	137,498
	3/3/2025	—	—	—	—	—	—	2,096	274,995
Joseph P. Braun	—	170,352	340,704	681,408	—	—	—	—	—
	3/3/2025	—	—	—	524	1,048	2,096	—	204,391
	3/3/2025	—	—	—	524	1,048	2,096	—	137,498
	3/3/2025	—	—	—	—	—	—	2,096	274,995
Eric B. Luftig	—	121,669	243,338	486,676	—	—	—	—	—
	3/3/2025	—	—	—	476	952	1,904	—	185,669
	3/3/2025	—	—	—	477	953	1,906	—	125,034
	3/3/2025	—	—	—	—	—	—	1,905	249,936
Scott D. Leff	—	134,316	268,632	537,264	—	—	—	—	—
	3/3/2025	—	—	—	404	809	1,618	—	157,779
	3/3/2025	—	—	—	405	810	1,620	—	106,272
	3/3/2025	—	—	—	—	—	—	1,619	212,413
Tayfun Uner	—	225,000	450,000	900,000	—	—	—	—	—
	1/2/2025	—	—	—	—	—	—	3,893	499,978
	3/3/2025	—	—	—	619	1,238	2,476	—	241,447
	1/2/2025	—	—	—	620	1,239	2,478	—	162,557
	3/3/2025		—	—	—	—	—	2,477	324,982
Jeffrey L. Darby	—	145,640	291,281	582,562	—	—	—	—	—
	3/3/2025	—	—	—	—	—	—	2,667	349,910

(1)
Represents the potential 2025 annual cash bonus awards under the Cash Plan. See “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Annual Performance-Based Cash Bonuses” for more information on the 2025 annual cash bonus awards, including the applicable performance conditions. Actual cash amounts paid in connection with the 2025 annual cash bonus awards are set forth in the Summary Compensation Table above.

(2)
Represents performance-based restricted stock unit awards granted under the 2018 Equity Plan in 2025. Such awards are subject to vesting and performance conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Equity Awards.”

(3)
Represents time-vested restricted stock unit awards granted under the 2018 Equity Plan in 2025. Such awards are subject to vesting conditions described under “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Equity Awards.”

(4)
Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Footnote 2 to the Summary Compensation Table above.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreement with Kevin M. Olsen. On December 13, 2021, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mr. Olsen. The Amended Agreement became effective as of December 26, 2021 and superseded Mr. Olsen’s prior employment agreement with the Company. The Amended Agreement has no fixed term of employment. Pursuant to the Amended Agreement, Mr. Olsen’s base salary was set at $810,000, subject to increase (but not decrease) as determined by the Compensation Committee.
The Amended Agreement provides for eligibility for (i) annual cash bonuses under the Company’s cash incentive plans, and (ii) grants of awards under the Company’s equity-related incentive plans, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the Amended Agreement provides that, subject to limitations related to the amount of applicable premiums, we would acquire and pay the applicable premium on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen which will be payable to a beneficiary designated by Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Mr. Olsen would also be eligible to participate in other employee benefit plans or arrangements generally available to our named executive officers and entitled to four weeks paid vacation per year.
The Amended Agreement may be terminated by us with or without “Cause” or by Mr. Olsen for “Good Reason” or for no reason, as such terms are defined in the Amended Agreement. The Amended Agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and eighteen months thereafter and includes standard confidentiality and trade secret provisions typically included in agreements of that type.
The Amended Agreement contains a clawback provision that provides that the compensation and benefits provided by the Company under the Amended Agreement or otherwise is subject to recoupment or clawback under any applicable Company clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, government regulation, or stock exchange listing requirement.
The Amended Agreement provides that Mr. Olsen will be eligible for certain payments upon termination of employment, including certain terminations of employment following a change in control. See “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Post-Employment and Change in Control Benefits” for more information.
2018 Stock Option and Stock Incentive Plan
The purpose of the 2018 Equity Plan is to provide additional incentive to officers, directors, employees, consultants, and advisors by encouraging them to invest in shares of our common stock and providing for awards in the form of options, stock appreciation rights, restricted shares, and restricted stock units. The 2018 Equity Plan is administered by the Compensation Committee.
Subject to adjustment as provided in the 2018 Equity Plan, 1,200,000 shares of our common stock may be issued pursuant to the 2018 Equity Plan upon exercise of awards with not more than 600,000 shares being issued upon the exercise of incentive stock options. If an award is forfeited, terminates, or expires without having been exercised in full, the shares underlying such forfeited, terminated, or expired award will return to the pool of shares available for issuance under the 2018 Equity Plan.
The 2018 Equity Plan sets forth the following individual limits:
■	the maximum grant date value of shares subject to awards granted to any officer, employee, consultant, or advisor during any calendar year may not exceed $5,000,000 in total value; and
■
the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $500,000 in total value.

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Awards will be evidenced by award agreements (which need not be identical) in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2018 Equity Plan. All awards under the 2018 Equity Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
Our Board has adopted the 2026 Omnibus Plan to replace the 2018 Equity Plan, subject to shareholder approval. See “Proposal IV: Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan.” In the event that our shareholders approve the 2026 Omnibus Plan, no further awards will be made under the 2018 Equity Plan after the effective date of the 2026 Omnibus Plan.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Outstanding Equity Awards at December 31, 2025
The following table sets forth for each of our named executive officers information regarding unexercised options and unvested stock awards outstanding at December 31, 2025:

		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Kevin M. Olsen	3/6/2019	4,749	—	82.03	3/6/2027	—	—	—	—
	3/2/2020	11,697	—	61.68	3/2/2028	—	—	—	—
	3/2/2021	10,117	—	101.45	3/2/2029	—	—	—	—
	3/2/2022	10,431	3,479	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	1,168	143,886	—	—
	3/2/2023	8,331	8,331	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	26,292(6)	3,238,911
	3/2/2023	—	—	—	—	3,287	404,926	—	—
	3/4/2024	—	—	—	—	—	—	18,790(7)	2,314,740
	3/4/2024	—	—	—	—	—	—	18,790(7)	2,314,740
	3/4/2024	—	—	—	—	12,527	1,543,201	—	—
	3/3/2025	—	—	—	—	—	—	7,145(8)	880,193
	3/3/2025	—	—	—	—	—	—	7,146(8)	880,316
	3/3/2025	—	—	—	—	14,291	1,760,508	—	—
David M. Hession	3/1/2019	8,768	—	83.75	3/1/2027	—	—	—	—
	3/6/2019	2,243	—	82.03	3/6/2027	—	—	—	—
	3/2/2020	6,738	—	61.68	3/2/2028	—	—	—	—
	3/2/2021	2,491	—	101.45	3/2/2029	—	—	—	—
	3/2/2022	2,106	705	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	238	29,319	—	—
	3/2/2023	1,562	1,562	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	4,928(6)	607,080
	3/2/2023	—	—	—	—	616	75,885	—	—
	3/4/2024	—	—	—	—	—	—	3,390(7)	417,614
	3/4/2024	—	—	—	—	—	—	3,390(7)	417,614
	3/4/2024	—	—	—	—	2,260	278,409	—	—
	3/3/2025	—	—	—	—	—	—	1,048(8)	129,103
	3/3/2025	—	—	—	—	—	—	1,048(8)	129,103
	3/3/2025	—	—	—	—	2,096	258,206	—	—

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		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Joseph P. Braun	5/9/2019	7,697	—	84.93	5/9/2027	—	—	—	—
	3/2/2021	2,264	—	101.45	3/2/2029	—	—	—	—
	3/2/2022	1,854	620	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	209	25,747	—	—
	3/2/2023	1,405	1,406	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	4,436(6)	546,471
	3/2/2023	—	—	—	—	555	68,370	—	—
	3/4/2024	—	—	—	—	—	—	3,708(7)	456,789
	3/4/2024	—	—	—	—	—	—	3,710(7)	457,035
	3/4/2024	—	—	—	—	2,473	304,649	—	—
	3/3/2025	—	—	—	—	—	—	1,048(8)	129,103
	3/3/2025	—	—	—	—	—	—	1,048(8)	129,103
	3/3/2025	—	—	—	—	2,096	258,206	—	—
Eric B. Luftig	1/3/2022	1,031	1,031	111.53	1/3/2030	—	—	—	—
	1/3/2022	—	—	—	—	336	41,392	—	—
	3/2/2022	1,251	418	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	140	17,247	—	—
	3/2/2023	781	781	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	2,464(6)	303,540
	3/2/2023	—	—	—	—	308	37,943	—	—
	3/2/2023	—	—	—	—	365	44,964	—	—
	3/4/2024	—	—	—	—	—	—	2,108(7)	259,685
	3/4/2024	—	—	—	—	—	—	2,110(7)	259,931
	3/4/2024	—	—	—	—	1,406	173,205	—	—
	3/3/2025	—	—	—	—	—	—	952(8)	117,277
	3/3/2025	—	—	—	—	—	—	953(8)	117,400
	3/3/2025	—	—	—	—	1,905	234,677	—	—
Scott D. Leff	3/2/2021	1,757	—	101.45	3/2/2029	—	—	—	—
	3/2/2022	1,344	450	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	152	18,725	—	—
	3/2/2023	1,067	1,067	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	3,368(6)	414,904
	3/2/2023	—	—	—	—	421	51,863	—	—
	3/4/2024	—	—	—	—	—	—	3,718(7)	458,020
	3/4/2024	—	—	—	—	—	—	3,718(7)	458,020
	3/4/2024	—	—	—	—	2,479	305,388	—	—
	3/3/2025	—	—	—	—	—	—	809(8)	99,661
	3/3/2025	—	—	—	—	—	—	810(8)	99,784
	3/3/2025	—	—	—	—	1,619	199,445	—	—

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EXECUTIVE COMPENSATION: COMPENSATION TABLES

		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tayfun Uner(1)	—	—	—	—	—	—	—	—	—
Jeffrey L. Darby	3/6/2019	853	—	82.03	3/6/2027	—	—	—	—
	3/2/2022	0	510	96.36	3/2/2030	—	—	—	—
	3/2/2022	—	—	—	—	171	21,065	—	—
	3/2/2023	0	1,191	91.28	3/2/2031	—	—	—	—
	3/2/2023	—	—	—	—	—	—	3,758(6)	462,948
	3/2/2023	—	—	—	—	365	44,964	—	—
	3/2/2023	—	—	—	—	470	57,899	—	—
	3/4/2024	—	—	—	—	—	—	3,058(7)	376,715
	3/4/2024	—	—	—	—	—	—	3,060(7)	376,961
	3/4/2024	—	—	—	—	2,040	251,308	—	—
	3/3/2025	—	—	—	—	2,667	328,548	—	—

(1)
Mr. Uner served as President, Light Duty from January 2, 2025 until August, 11, 2025, the date of his separation of employment. Pursuant to the 2018 Equity Plan and his award agreements, stock awards issued to Mr. Uner were forfeited upon separation of employment.

(2)	Represents outstanding and unexercised options which were exercisable at December 31, 2025.
(3)
Represents outstanding and unexercised options which were unexercisable at December 31, 2025. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.

(4)
Represents outstanding and unvested time-based restricted stock unit awards at December 31, 2025. Awards granted on March 2, 2022, and March 2, 2023, vest at a rate of 25% per year, beginning on the first anniversary of the date of grant, except that the March 2, 2023 grants to each of Messrs. Luftig and Darby of 1,095 restricted stock units vest at a rate of 33.33% per year beginning on the first anniversary of the date of grant (with 365 restricted stock units under each such grant remaining unvested as of December 31, 2025). The March 4, 2024, and March 3, 2025, grants for each of the named executive officers vest at a rate of 33.33% per year, beginning on the first anniversary of the date of grant, except that the March 3, 2025, grant to Mr. Darby vests in full on the second anniversary of the date of grant.

(5)	Calculated by multiplying the closing price per share of the Company’s common stock on December 31, 2025, $123.19, by the number of shares.
(6)
Represents performance-based restricted stock unit awards granted in fiscal 2023 for the 2023-2025 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the target performance measures, these awards are shown at maximum. These awards vested between the target and maximum achievement level based on actual performance as certified by the Compensation Committee on February 19, 2026. See “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Equity Awards” for more information.

(7)
Represents performance-based restricted stock unit awards granted in fiscal 2024 for the 2024-2026 performance cycle. Because our performance as of the end of the most recent fiscal year for this performance cycle exceeded the target performance measures, these awards are shown at maximum. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2027 for the 2024-2026 performance cycle.

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(8)
Represents performance-based restricted stock unit awards granted in 2025 for the 2025-2027 performance cycle. Because our performance as of the end of the most recent fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2028 for the 2025-2027 performance cycle.

Option Exercises and Stock Vested for 2025
The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Kevin M. Olsen	—	—	22,517	2,889,616
David M. Hession	—	—	7,019	908,647
Joseph P. Braun	—	—	6,743	873,757
Eric B. Luftig	—	—	3,215	413,793
Scott D. Leff	—	—	5,962	774,159
Tayfun Uner	—	—	—	—
Jeffrey L. Darby	5,737	312,017	6,394	830,108
(1)
The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to cover the exercise price and to satisfy tax withholding obligations.

(2)
The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

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Non-Qualified Deferred Compensation for 2025
The following table sets forth the non-qualified deferred compensation activity for each of our named executive officers during the fiscal year ended December 31, 2025 as well as the aggregate non-qualified deferred compensation balances at December 31, 2025. A description of the plan is found under “Executive Compensation: Compensation Discussion and Analysis – The Components of 2025 Named Executive Officer Compensation – Non-Qualified Deferred Compensation Plan.”

Name	Executive Contributions in 2025(1) ($)	Registrant Contributions in 2025 ($)	Aggregate Earnings/Loss in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025(2) ($)
Kevin M. Olsen	—	—	101,340	—	761,444
David M. Hession	—	—	—	—	—
Joseph P. Braun	72,536	—	74,118	—	539,032
Eric B. Luftig	—	—	—	—	—
Scott D. Leff	76,291	—	—	—	76,291
Tayfun Uner	—	—	—	—	—
Jeffrey L. Darby	—	—	5,574	—	42,981
(1)
Represents amounts deferred by each named executive officer to our Non-Qualified Deferred Compensation Plan and reported in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation” for 2025.

(2)
Amounts reported in the Aggregate Balance at December 31, 2025 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $389,901, $331,946, and $28,125 for Messrs. Olsen, Braun, and Darby, respectively. These amounts represent executive contributions for prior years.

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Potential Payments upon Termination or Change in Control
The narrative below describes the various termination and change-of-control arrangements applicable to our named executive officers that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by tabular disclosure showing potential payments that each of our named executive officers would have received in the event of their termination of employment or in connection with a change in control of the Company occurring on December 31, 2025, except for Mr. Uner, for whom the payments and benefits to which he became entitled upon his actual separation from employment on August 11, 2025 is set forth in “- Separation Agreement with Mr. Uner.”
In 2025 upon termination of employment, a change in control, or death or disability, our named executive officers (other than Mr. Uner) would have been entitled to receive from us potential payments and benefits under the following agreements and plans:
■	employment agreement (in the case of Mr. Olsen);
■	our 2018 Equity Plan;
■	our Severance Plan (in the case of our named executive officers, other than Mr. Olsen);
■	our Cash Plan; and
■	our Non-Qualified Deferred Compensation Plan.
Amended and Restated Employment Agreement with Mr. Olsen
The following table summarizes certain severance payments and benefits that Mr. Olsen would have been eligible to receive under his amended and restated employment agreement in connection with his hypothetical termination of employment as of December 31, 2025.

Type of Termination	Payments and Benefits
Termination with Cause or if Executive Resigns Without Good Reason
■
Any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;
■
Reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;
■
Payment for any accrued but unused vacation time in accordance with Company policy; and
■
Such vested accrued benefits, and other payments, if any, as to which Mr. Olsen (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans, and programs of the Company as of the date of termination.

The payments and benefits in the four bullet points above are collectively referred to as Mr. Olsen’s “Amounts and Benefits.”

Termination without Cause or Resignation for Good Reason – non-Change in Control
■
Amounts and Benefits;
■
An aggregate amount equal to 150% of Mr. Olsen’s base salary, paid in installments over 18 months (“Standard Salary Severance”);
■
An amount equal to 150% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
■
A pro-rated annual bonus for the year of termination, based on the actual bonus Mr. Olsen would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Pro-Rata Bonus”);
■
Provided that Mr. Olsen elects COBRA coverage, payment by the Company of COBRA premiums for Mr. Olsen, his spouse, and eligible dependents for up to 18 months following termination (the “COBRA Payment”); and
■
Outplacement services for up to 18 months following termination.

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Type of Termination	Payments and Benefits for Kevin M. Olsen
Termination without Cause or resignation for Good Reason – 3 months prior to or 24 months following a Change in Control
■
Amounts and Benefits;
■
An aggregate amount equal to 200% of Mr. Olsen’s base salary, paid in a lump sum; provided that the portion equal to the Standard Salary Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
■
An amount equal to 200% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
■
The Pro-Rata Bonus;
■
The COBRA Payment;
■
If Mr. Olsen remains eligible for COBRA coverage 18 months following termination, payment by the Company of an amount equal to the employer portion of monthly premium coverage under the Company’s group health plan for up to six months; and
■
Outplacement services for up to 18 months.

Termination as a Result of Death or Disability	■ Amounts and Benefits; and ■ Base salary payments will continue to be paid for three months following the date of termination in accordance with the usual payroll practices of the Company.

Notwithstanding any provision to the contrary in his employment agreement, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on Mr. Olsen executing and not revoking a waiver and general release of claims in favor of the Company. In addition, his employment agreement includes certain non-competition and non-solicitation obligations for the term of the agreement and for eighteen months following his termination of employment.
Under the terms of his employment agreement, “Disability” is defined as Mr. Olsen’s “disability” under the Company’s long-term disability plan or insurance policy covering him, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or is projected by the Board in good faith in reliance upon the opinion of a physician mutually selected by the Company and Mr. Olsen (or Mr. Olsen’s authorized representative), that the condition is substantially likely to continue for a period of at least nine consecutive months from its commencement.
Under the terms of his employment agreement, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by Mr. Olsen to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to Disability); provided, however, that the Company shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of Mr. Olsen for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) Mr. Olsen’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.
Under the terms of Mr. Olsen’s employment agreement, “Good Reason” is defined as the occurrence of any of the following events without his consent: (i) a material diminution of the title, authorities, duties or responsibilities as set forth in the agreement; (ii) any reduction by the Company in his base salary other than a reduction of not more than fifteen percent (15%) implemented in connection with an across-the-board reduction affecting all executive officers of the Company; (iii) a change in his primary place of employment such that his commute increases by at least 25 miles; (iv) the assignment to him of duties or responsibilities which are materially inconsistent with any of his duties and
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responsibilities set forth in the agreement; (v) a change in the reporting structure so that he reports to someone other than solely and directly to the Board; or (vi) upon or within twenty-four (24) months following a change in control (A) a reduction in Mr. Olsen’s base salary in effect immediately prior to the change in control or (B) a material reduction in the sum of (1) Mr. Olsen’s target bonus opportunity under the bonus plan for the last completed fiscal year immediately prior to the change in control plus (2) the grant date fair value of equity or equity-based awards granted to Mr. Olsen for the last completed fiscal year immediately prior to the change in control.
2018 Stock Option and Stock Incentive Plan
The table below sets forth the benefits that each named executive officer holding awards granted under our 2018 Equity Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2018 Equity Plan and their respective award agreements:

Circumstances	Effect on Awards
Termination of employment as a result of death or disability	■
All unvested restricted stock awards and restricted stock units that vest in whole or in part based on performance will vest pro rata at the end of the performance period to the extent the performance target(s) for the performance period are met.

	■	All other unvested restricted stock awards and restricted stock units will become vested.
	■	Stock options and stock appreciation rights (“SARs”) will accelerate and will be exercisable for one year unless the award has an earlier expiration date.
For Cause Termination	■	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	■	Unvested, unearned, or unexercisable awards will be forfeited.
	■	Exercisable stock options and SARs will be exercisable for a 30-day period (options granted 2019) and 90-day period (options granted in 2020 or later) unless the award has an earlier expiration date.
The occurrence of a “change in control” event	■	All outstanding options and SARs will automatically accelerate and become fully exercisable.
■
All unvested restricted stock and restricted stock units will immediately vest (with performance-based restricted stock awards and performance-based restricted stock unit awards vesting at maximum performance level).

Unless the Compensation Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:
■
the Compensation Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and

■
after giving participants an opportunity to exercise all their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

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Under the 2018 Equity Plan, “change in control” means:
■
any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);

■	consummation of the sale of all or substantially all of the property or assets of our Company;
■	our common stock ceases to be publicly traded;
■	consummation of a consolidation or merger of our Company with another corporation
(other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or
■
a change in our Board occurs with the result that the members of our Board on March 21, 2018 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors will be considered an Incumbent Director.

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Executive Severance Plan
On December 9, 2021, the Compensation Committee adopted the Severance Plan to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Participants in the Severance Plan will be eligible for certain payments upon termination, as described in the table below. Such amounts are in addition to each participant’s “Accrued Obligations,” which is defined to include (i) any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices; (ii) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy; and (iii) any benefits provided under the Company’s employee benefit plans and programs in which the executive participates immediately prior to, and is due upon or continues after, a termination of employment. Terms not otherwise defined below have the meanings assigned to them in the Severance Plan.

Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control
■
An amount equal to 1.0 times the sum of the participant’s base salary and target annual bonus, paid in installments over 12 months (“Standard Cash Severance”);
■
A pro-rated annual bonus for the year of termination, based on the actual bonus the participant would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Severance Pro-Rata Bonus”);
■
Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 12 months following termination; and
■
Outplacement services for up to 12 months following termination, not to exceed $50,000.

Termination without Cause or resignation for Good Reason – 3 months prior to or 24 months following a Change in Control
■
An aggregate amount equal to 2.0 times the sum of the participant’s base salary and target annual bonus, paid in a lump sum; provided that the portion equal to the Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Code;
■
The Severance Pro-Rata Bonus;
■
Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 18 months following termination; and
■
Outplacement services for up to 18 months, not to exceed $50,000.

Termination as a Result of Death or Disability	■ The Severance Pro-Rata Bonus.

As a condition to participation in the Severance Plan, each participant must enter into a Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement (the “Non-Disclosure Agreement”) with the Company that contains restrictive covenants in favor of the Company, including confidentiality, intellectual property assignment, non-disparagement, non-competition, and employee and customer non-solicitation covenants. Pursuant to the Non-Disclosure Agreement, participants are subject to non-compete and non-solicitation periods equal to the greater of 12 months following termination or the number of months of base salary to which the participant’s applicable cash severance payment relates, but not to exceed 18 months post-termination. Participants must execute, deliver, and not revoke a general release of claims in favor of the Company in order to receive benefits (except for the Severance Pro-Rata Bonus payable upon a participant’s death).
If any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so that no portion of the payments is subject to the excise tax or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount
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on a net after-tax basis, taking into account all federal, state, and local taxes and the excise tax imposed by Section 4999 of the Code.
The Severance Plan may be amended, terminated, or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, that no adverse amendment, termination, or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance; and provided further, that following (i) the date the Company has entered into an agreement the consummation of which would be a Change in Control; or (ii) a Change in Control, the Severance Plan cannot be amended, terminated or discontinued prior to the second anniversary of the Change in Control without a participant’s written consent.
Amended and Restated Cash Bonus Plan
Under our Cash Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant; or (ii) the scheduled payment date.
Non-Qualified Deferred Compensation Plan
Our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment; (ii) death; or (iii) disability (as defined by Section 409A of the Code). The amounts payable pursuant to the non-qualified deferred compensation plan to Messrs. Olsen, Braun, Leff and Darby in connection with a termination of employment as of December 31, 2025 would have been $761,444, $539,032, $76,291, and $42,981, respectively. With respect to Messrs. Braun and Leff, assumes the Compensation Committee paid their 2025 annual cash bonus award in accordance with the terms of the Severance Plan and that he deferred a portion thereof into the Non-Qualified Deferred Compensation Plan.
Separation Agreement with Mr. Uner
Under the terms of Mr. Uner’s separation agreement (the “Uner Separation Agreement”), and consistent with the terms of the Severance Plan, Mr. Uner became eligible to receive the following benefits upon his separation of employment on August 11, 2025:
■	An aggregate amount of $1,050,000, representing 1.0 times the sum of his base salary ($600,000) and target annual bonus ($450,000), payable in equal monthly installments over 12 months;
■
A pro-rated annual bonus for the year of separation ($508,623), which was determined based on the actual bonus he would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of separation, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year, payable in a lump sum within 60 days following the date of separation;

■	Payment by the Company of COBRA premiums for up to 12 months following termination ($10,487); and
■	Outplacement services for up to 12 months following termination, not to exceed $50,000.
As a participant in the Severance Plan, the benefits provided to Mr. Uner are subject to certain covenants and agreements. See “- Executive Severance Plan.”
In addition to amounts payable under the Severance Plan, and as part of the Uner Separation Agreement, Mr. Uner received an aggregate amount of $25,000 for certain non-recoverable housing expenses incurred by him.
Pursuant to the 2018 Equity Plan and his award agreements, the stock awards issued to Mr. Uner during 2025 were forfeited upon termination of employment.
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Potential Payments upon Termination in the non-Change-in-Control Context
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers (other than Mr. Uner) would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under 2018 Equity Plan and its related award agreements, if their employment was terminated as of December 31, 2025 by the Company without cause or by them with good reason, but assuming a change-in-control had not occurred

Named Executive Officer	Cash Payment in Lieu of Salary and Target Annual Bonus(1) ($)	Cost of Continuation of Health Benefits(2) ($)	Pro-Rated Actual Cash Incentive Award(3) ($)	Out- placement Services(4) ($)	Total(5) ($)
Kevin M. Olsen	3,071,250	53,640	1,522,950	50,000	4,697,840
David M. Hession	909,500	35,944	531,790	50,000	1,527,234
Joseph P. Braun	827,424	35,944	483,800	50,000	1,397,168
Eric B. Luftig	648,901	32,208	445,308	50,000	1,176,417
Scott D. Leff	716,352	32,024	381,457	50,000	1,179,833
Jeffrey L. Darby	776,749	35,760	533,044	50,000	1,395,553
(1)
Represents 150% of Mr. Olsen’s base salary in effect as of the assumed termination date, payable over eighteen (18) months, plus 150% of Mr. Olsen’s target annual bonus award in effect as of the assumed termination date, payable in a lump sum sixty (60) days after the date of termination. With respect to the other named executive officers, represents 100% of each named executive officer’s base salary plus each named executive officer’s target annual cash bonus award in effect as of the assumed termination date and is payable over twelve (12) months.

(2)
Assumes no increase in premiums and covers (i) in the case of Mr. Olsen, a period of up to eighteen months following the assumed termination date, and (ii) in the case of each of the other named executive officers (other than Mr. Uner) a period of up to twelve months following the assumed termination date.

(3)
Pursuant to Mr. Olsen’s employment agreement and the Severance Plan, as applicable, represents a pro-rated amount of the annual bonus that the named executive officer (other than Mr. Uner) would have otherwise received under the Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2025, the amount shown reflects the actual payout to the named executive officer in March 2026 of his 2025 annual cash bonus award under the Cash Plan.

(4)
Represents the maximum amount permitted under the Severance Plan for each of our named executive officers (other than Mr. Uner). Although he is not a participant under the Severance Plan, under his employment agreement Mr. Olsen would be entitled to reasonable outplacement services for a period of up to eighteen months following the date of his termination. While the employment agreement does not place a cap on such outplacement services, we have assumed for this exercise that the costs would not exceed the maximum amount payable to our other named executive officers who are participants in the Severance Plan.

(5)
In addition to the amounts shown, Mr. Olsen’s employment agreement and the Severance Plan respectively provide that our named executive officers are entitled to receive Accrued Obligations upon termination in the non-change-in-control context. For purposes of this analysis, we have assumed that the Accrued Obligations for each named executive officer (other than Mr. Uner) were paid prior to the hypothetical termination date of December 31, 2025.

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Potential Payments upon Termination in the Change-in-Control Context
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers (other than Mr. Uner) would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under the 2018 Equity Plan and the standard award agreements under such plan, if their employment was terminated as of December 31, 2025, by the Company without cause or by them with good reason, in the context of the occurrence of a change-in-control.

Named Executive Officer	Cash Payment in Lieu of Salary and Target Annual Bonus(1) ($)	Cost of Continuation of Health Benefits(2) ($)	Value of Accelerated Restricted Stock and Restricted Stock Units(3) ($)	Value of Accelerated Stock Options(4) ($)	Pro-Rated Actual Cash Incentive Award(5) ($)	Out- placement Services(6) ($)	Total(7) ($)
Kevin M. Olsen	4,095,000	71,520	15,241,929	359,184	1,522,950	50,000	21,340,583
David M. Hession	1,819,000	53,916	2,600,541	68,759	531,790	50,000	5,124,006
Joseph P. Braun	1,654,848	53,916	2,633,679	61,500	483,800	50,000	4,937,743
Eric B. Luftig	1,297,802	48,312	1,841,937	48,158	445,308	50,000	3,731,517
Scott D. Leff	1,432,704	48,036	2,305,254	46,121	381,457	50,000	4,263,572
Jeffrey L. Darby	1,553,498	53,640	1,920,409	51,688	533,044	50,000	4,162,279
(1)
Represents 200% of Mr. Olsen’s base salary plus 200% of Mr. Olsen’s target annual cash bonus award in effect as of the assumed termination date and is payable in a lump sum sixty (60) days after the date of termination. With respect to the other named executive officers (other than Mr. Uner), represents 200% of each named executive officer’s base salary plus 200% of each named executive officer’s target annual cash bonus award in effect as of the assumed termination date and is payable in a lump sum sixty (60) days after the date of termination.

(2)
Assumes no increase in premiums and covers (i) in the case of Mr. Olsen, a period of up to twenty-four months following the assumed termination date, and (ii) in the case of each of the other named executive officers (other than Mr. Uner), a period of up to eighteen months following the assumed termination date.

(3)
Represents the value realized on the acceleration of the vesting of all unvested restricted stock and restricted stock units issued pursuant to the 2018 Equity Plan, assuming a change in control occurred on December 31, 2025. Such value is calculated by multiplying $123.19, which was the closing price of our common stock on December 31, 2025, by the number of shares of unvested restricted stock units as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock units is calculated based on the maximum level attainment.

(4)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $123.19, which was the closing price of our common stock on December 31, 2025, and the exercise price for such stock option.

(5)
Pursuant to Mr. Olsen’s employment agreement and the Severance Plan, as applicable, represents a pro-rated amount of the annual bonus that the named executive officer (other than Mr. Uner) would have otherwise received under the Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2025, the amount shown reflects the actual payout to the named executive officer in March 2026 of his 2025 annual cash bonus award under the Cash Plan.

(6)
Represents the maximum amount permitted under the Severance Plan for each of our named executive officers (other than Mr. Uner). Although he is not a participant under the Severance Plan, under his employment agreement, Mr. Olsen would be entitled to reasonable outplacement services for a period of up to eighteen months following the date of his termination. While the employment agreement does not place a cap on such outplacement services, we have assumed for this exercise that the costs would not exceed the maximum amount payable to our other named executive officers who are participants in the Severance Plan.

(7)
In addition to the amounts shown, each of the named executive officers would be entitled to receive his Accrued Obligations. For purposes of this analysis, we have assumed that the Accrued Obligations for each named executive officer (other than Mr. Uner) were paid prior to the hypothetical termination date of December 31, 2025.

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Potential Payments Upon Change-in-Control (No Termination)
The following table shows the estimated maximum amount of payments and benefits that our named executive officers (other than Mr. Uner) would have been entitled to upon a change in control of the Company that occurred on December 31, 2025 pursuant to our 2018 Equity Plan and the standard award agreements under such plan. Such amounts would be payable even if the named executive officers remained employed by the Company as of such date.

Name	Value of Accelerated Vesting of Stock Awards(1) ($)	Value of Accelerated Vesting of Stock Option Awards(2) ($)	Total ($)
Kevin M. Olsen	15,241,929	359,184	15,601,113
David M. Hession	2,600,541	68,759	2,669,300
Joseph P. Braun	2,633,679	61,500	2,695,179
Eric B. Luftig	1,841,937	48,158	1,890,095
Scott D. Leff	2,305,254	46,121	2,351,375
Jeffrey L. Darby	1,920,409	51,688	1,972,097
(1)
Represents the value realized on the acceleration of the vesting of all unvested restricted stock units issued pursuant to the 2018 Equity Plan assuming a change in control occurred on December 31, 2025. Such value is calculated by multiplying $123.19, which was the closing price of our common stock on December 31, 2025, by the number of shares of unvested restricted stock units as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock units is calculated based on the maximum level attainment.

(2)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $123.19, which was the closing price of our common stock on December 31, 2025, and the exercise price for such stock option.

Termination by Us for Cause or Resignation without Good Reason
In the event a named executive officer was terminated as of December 31, 2025 for cause, or if he was to resign as of such date without good reason, then he would not be entitled to any severance benefits; provided, however, that pursuant to his employment agreement, we would be obligated to pay Mr. Olsen his Accrued Obligations.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Potential Payments upon Death or Disability
The table below shows the estimated amount of payments and benefits that (i) Mr. Olsen would have been eligible to receive pursuant to his employment agreement and (ii) each of the other named executive officers (other than Mr. Uner) would have been eligible to receive pursuant to the Severance Plan, in addition to the treatment of all of their respective equity awards outstanding under 2018 Equity Plan and its related award agreements, if their employment was terminated as of December 31, 2025 as a result of death or disability.

Named Executive Officer	Salary Continuation Benefits(1) ($)	Value of Accelerated Restricted Stock and Restricted Stock Units(2) ($)	Value of Accelerated Stock Options(3) ($)	Pro-Rated Actual Cash Incentive Award(4) ($)	Total(5) ($)
Kevin M. Olsen	243,750	7,601,973	359,184	—	8,204,907
David M. Hession	—	1,309,838	68,759	531,790	1,910,387
Joseph P. Braun	—	1,320,884	61,500	483,800	1,866,184
Eric B. Luftig	—	952,628	48,158	445,308	1,446,094
Scott D. Leff	—	1,154,701	46,121	381,457	1,582,279
Jeffrey L. Darby	—	1,186,484	51,688	533,044	1,771,216
(1)	Represents 3 months of continued base salary payments for Mr. Olsen.
(2)
Represents the value realized upon the acceleration of the vesting of (i) all unvested time-based restricted stock units, and (ii) a pro rata portion of all unvested performance-based restricted stock units issued under our 2018 Equity Plan, which value is calculated by multiplying $123.19, which was the closing price of our common stock on December 31, 2025, by the number of shares of unvested restricted stock units. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock units issued under our 2018 Equity Plan is calculated assuming the performance conditions related to such stock awards were satisfied at the target level of performance. The performance-based restricted stock units issued pursuant to the 2018 Equity Plan would not be settled until the Compensation Committee certifies the performance after completion of the applicable performance cycle

(3)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $123.19, which was the closing price of our common stock on December 31, 2025, , and the exercise price for such stock option.

(4)
Pursuant to the Severance Plan, represents a pro-rated amount of the annual bonus that the named executive officer (other than Mr. Uner) would have otherwise received under the Cash Plan had he remained employed with the Company as of the assumed termination date. Because this amount is being calculated as of December 31, 2025, the amount shown reflects the actual payout to each such named executive officer in March 2025 of his 2025 annual cash bonus award under the Cash Plan.

(5)
In addition to the amounts shown, each of the named executive officers (other than Mr. Uner) would be entitled to receive his Accrued Obligations. For purposes of this analysis, we have assumed that the Accrued Obligations for each such named executive officer were paid prior to the hypothetical termination date of December 31, 2025.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Pay Ratio
The following describes the relationship of the annual total compensation of Dorman employees to the annual total compensation of Kevin M. Olsen, our Chief Executive Officer, during 2025. For 2025, the median of the annual total compensation of all our employees, other than Mr. Olsen, was $53,798. Mr. Olsen’s annual total compensation for 2025 was $6,745,783. This represents the amount reported in the 2025 Total column of the Summary Compensation Table above. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules. Given the different methodologies that various public companies may use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We are permitted under SEC rules to use the procedure and median employee identified in 2024, as described below.
As of October 31, 2024, when we determined our median employee, our employee population consisted of approximately 3,679 individuals, with 3,348 employees in the United States, 56 employees in Canada, 223 employees in China, 7 employees in Taiwan and 45 employees in India. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees account for 5% or less of its total U.S. and non-U.S.
employees. In addition, a registrant with more than 5% non-U.S. employees may also exclude non-U.S. employees up to the 5% threshold; provided that, if such a registrant excludes any non-U.S. employees in a particular foreign jurisdiction, it must exclude all the employees in that jurisdiction. We applied this de minimis exemption when identifying the median employee by excluding 56 employees in Canada, 7 employees in Taiwan, and 45 employees in India.
Therefore, for purposes of identifying our median employee, our employee population, after taking into consideration the adjustments permitted by SEC rules (as described above), consisted of approximately 3,571 employees, 3,348 based in the United States and 223 based in China.
For purposes of identifying the median employee from this data set, we reviewed total actual cash compensation earned by each US and China employee, excluding Mr. Olsen, who was employed by us on October 31, 2024. We utilized total cash compensation converted into US dollars using an exchange rate of USD/CNY of 0.1405 on October 31, 2024, as we believe that total cash compensation represented the best measure of all compensation earned by each US and China employee. We included all employees, whether employed on a full-time, part-time, or seasonal basis, and we did not annualize the compensation of any employees who were employed for less than the full measurement period. Using this methodology, we determined that our median employee was a full-time, hourly employee.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules.
As illustrated in the table below, our 2025 CEO-to-median-employee-pay-ratio is 125.4:1.

	CEO to Median Employee Pay Ratio
	President and CEO ($)	Median Employee ($)
Base Salary	970,192	50,703
Bonus	—	—
Stock Awards	4,206,024	—
Option Awards	—	—
Non-Equity Incentive Plan Compensation	1,522,950	—
All Other Compensation	46,617	3,095
Total	6,745,783	53,798
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Pay vs. Performance
The following table shows (i) the total compensation for our chief executive officer and, on an average basis, total compensation for our other named executive officers as set forth in the Summary Compensation Table (“SCT”); (ii) the “compensation actually paid” to our chief executive officer and, on an average basis, compensation actually paid to our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our TSR; (iv) the TSR of the Nasdaq Benchmark Index over the same period, (v) our net income and (vi) our adjusted pre-tax income, which is the most important financial measure that we used to link compensation actually paid to the named executive officers for 2025 to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year. No dividends were paid or accrued on stock awards for the years presented.

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total Compensation for CEO(1) ($)	Compensation Actually Paid to CEO(1,3) ($)	Average SCT Total Compensation for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(2,3) ($)	TSR (Company)(4) ($)	TSR (Peer Group)(4) ($)	Net Income(5) ($ in thousands)	Adjusted Pre-Tax Income(6) ($ in thousands)
2025	6,745,783	9,294,141	1,712,978	1,776,742	137.00	83.00	204,194	355,177
2024	6,517,942	12,318,453	1,764,107	2,856,756	172.00	81.00	190,004	286,323
2023	4,219,066	2,868,445	1,226,892	994,034	111.00	104.00	129,259	187,025
2022	3,079,982	1,006,154	1,142,856	508,834	108.00	108.00	121,549	189,800
2021	3,377,508	4,229,896	1,255,441	1,684,833	142.00	139.00	131,532	182,700

(1)	Mr. Olsen served as president and chief executive officer for each of the years presented in the table.
(2)	The other named executive officers for each of the years presented in the table were as follows:

2021	2022	2023	2024	2025
Steven Berman	David Hession	David Hession	David Hession	David Hession
David Hession	Joseph Braun	Joseph Braun	Joseph Braun	Joseph Braun
Joseph Braun	Jeffrey Darby	Jeffrey Darby	Jeffrey Darby	Eric Luftig
Michael Kealey	John McKnight	John McKnight	Scott Leff	Scott Leff
Tayfun Uner
Jeffrey Darby
(3)
SEC rules require certain adjustments be made to the SCT total compensation to determine “compensation actually paid” for purposes of the Pay vs. Performance Table, which are detailed in the table below. None of our named executive officers participate in a defined benefit plan, and so no adjustment for pension benefits is included in the table below. The following table details these adjustments for 2025:

Adjustments	FY2025
	CEO ($)	Other NEOs Average ($)
Total from SCT	6,745,783	1,712,978
Adjustments for stock and options awards
Subtract: Grant date fair value of Stock and Option Awards(a)	(4,206,024)	(641,624)
+: Fair value(b) of equity awards granted during the year, unvested as of year-end	3,521,302	371,628
+/-: Change in fair value(b) of unvested equity awards granted in prior years and outstanding at beginning and end of year	3,177,921	504,935
+/-: Change in fair value(b) for equity awards granted in prior years that vested in the year	55,158	10,436
-: Fair value(b) of equity awards that were forfeited in the year	—	(181,611)
Total Impact: Adjustments for stock and option awards	2,548,358	63,764
Compensation Actually Paid (as calculated)	9,294,141	1,776,742

(a)	The amounts reported in this row represent the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the SCT for the applicable year.
(b)	We used a Monte Carlo simulation model to determine the grant date fair value of the 2023, 2024, and
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2025 performance-based restricted stock awards that would vest based on the Company’s TSR and revalued those awards on December 31, 2025. The remeasured fair value of the 2023, 2024, and 2025 awards was $133.73, $224.56, and $123.23 per share as of December 31, 2025.
The assumptions used to calculate the fair value of stock options did not differ materially from those used to calculate grant date fair value for such awards; we used the Black-Scholes option valuation model to determine fair value as of the applicable year-end or vesting date(s), based on the same methodology previously used to determine grant date fair value, except that we used (a) the closing stock price on the applicable revaluation date as the current fair market value and (b) a reduced expected life, given applicable time lapsed since grant date.
(4)
TSR is determined based on the value of an initial fixed investment of $100 in common stock at December 26, 2020, assuming the reinvestment of dividends. The TSR peer group is the NASDAQ Benchmark Index, as identified in Part II. Item 5 of the Company’s Form 10-K filed with the SEC on February 27, 2026 (the “10-K Peer Group”).

(5)	Net income is calculated in accordance with GAAP and as reported in the Company’s Form 10-K filed with the SEC on February 27, 2026.
(6)
“Adjusted Pre-Tax Income” means the Company’s consolidated income before income taxes determined in accordance with GAAP, excluding the following items: (a) items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or EBITDA, by the Company or institutional investors or analysts when evaluating the Company’s performance, such as one-time gains or losses from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other non-GAAP adjustments, but including normal provisions for slow-moving and obsolete inventory and accounts receivable; (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring; and (c) the cumulative effect of any accounting changes.

While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Pre-Tax Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance.
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Comparisons
The charts below show, for the past five years, the following: (i) the relationship of the Company’s TSR relative to its peers in the 10-K Peer Group; and (ii) the relationship of “compensation actually paid” to our chief executive officer and the average of “compensation actually paid” to each of our other named executive officers as a group and each of (a) the Company’s TSR; (b) the Company’s net income; and (c) the Company’s Adjusted Pre-Tax Income. TSR amounts represent the return on a $100 investment in common stock as of our fiscal year ended December 26, 2020, assuming the reinvestment of dividends.

Most Important Financial Measures
The performance measures used to link compensation actually paid to our named executive officers for 2025 to Company performance are as follows:

Performance Measures
Net Sales
Adjusted Pre-Tax Income
Free Cash Flow as a % of Net Income
Relative TSR as compared with constituent companies in the NASDAQ Benchmark Index
Return on Invested Capital

We believe these measures adequately align named executive officer incentives with the Company’s objectives, consistent with our compensation philosophy, as more fully described under “Executive Compensation: Compensation Discussion and Analysis.”
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RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES
The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs for our executive officers guard against excessive risk-taking:
■	compensation programs provide a mix of short-term and long-term incentives;
■	base salaries are consistent with employees’ duties and responsibilities;
■	cash incentive awards are capped by the Compensation Committee;
■	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;
■	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders;
■	performance-based equity awards have an overall value cap of 400%;
■	performance assessment is multi-dimensional, with profitability and revenue in the annual bonus and relative total shareholder return and return on invested capital in performance-based equity;
■	claw-back policies protect against payouts that may later be found to be inappropriate; and
■	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.
The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consisted of John J. Gavin (Chairman), Lisa M. Bachmann, Richard T. Riley, Kelly A. Romano, G. Michael Stakias, and J. Darrell Thomas in the year ended December 31, 2025. No person who served as a member of the Compensation Committee during the year ended December 31, 2025 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the year ended December 31, 2025, which generally means that no named executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Real Estate Leases
Lewisberry, PA Lease
We are party to a lease agreement with BREP IV, LLC, a Pennsylvania limited liability company, for remanufacturing, warehouse, and office space in Lewisberry, PA (the “Lewisberry Lease”). The leased facility consists of approximately 142,500 square feet. The term of the Lewisberry Lease began on September 30, 2020 and expires on December 31, 2027. The Lewisberry Lease provides us with one option to extend the term for one additional period of two years. In 2025, we paid rent of approximately $0.7 million under the Lewisberry Lease. The approximate amount of rent expected to be paid during the base term is $5.2 million. The Lewisberry Lease is a non-terminable lease.
The equity interests of BREP IV, LLC are owned 20% by each of Mr. Berman, one of our directors, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Mr. Berman’s sister-in-law (the “Marital Trust”), of which Mr. Berman and Sharyn Berman are co-trustees, Mr. Berman’s father, Jordan S. Berman, and Mr. Berman’s brothers, Marc H. Berman, and Fred B. Berman. Jordan S. Berman is the managing member of the entity. Each of Mr. Berman and Marc H. Berman beneficially own greater than 5% of our outstanding common stock.
SuperATV Leases
Our subsidiary, Super ATV, LLC (“SuperATV”), leases two facilities in Madison, Indiana and one facility in Shreveport, Louisiana, from entities in which Ms. Lindsay Hunt, our former President and Chief Executive Officer, Specialty Vehicle, owns 24.5% of each entity and in which Ms. Hunt’s father owns 50% of each entity (collectively, the “Hunt Entities”). The leases were included as part of the acquisition of SuperATV by the Company in October 2022. The lease for one facility in Madison, Indiana covers approximately 333,000 square feet, and the facility is used for manufacturing, distribution, and office space. The lease for the second facility in Madison, Indiana covers approximately 145,000 square feet, and the facility is used for manufacturing and distribution. The lease for the third facility in Shreveport, Louisiana covers approximately 65,000 square feet, and the facility is used for warehouse and distribution.
Each lease is a triple net non-terminable lease under which SuperATV is responsible for all expenses attributable to the facility (including maintenance and repair). Total rental payments to the Hunt Entities under these lease arrangements were approximately $2.8 million in 2025. The leases for all three facilities were renewed in October 2022 in connection with the SuperATV acquisition. Each lease has a term expiring on October 31, 2027, and SuperATV has two, five-year renewal options under each lease.
Commercial Relationships
During 2025, SuperATV was a party to certain commercial transactions with Ms. Hunt, Ms. Hunt’s father, and certain entities owned by Ms. Hunt, Ms. Hunt’s father, and/or other of her family members. The transactions included: (i) warehouse storage and services provided to SuperATV by an entity 75% owned by Ms. Hunt’s father, which services agreement expired in October 2023 but was extended on a month-to-month basis; (ii) sales of SuperATV parts to an entity owned by Ms. Hunt’s sister- and brother-in-law; and (iii) certain equipment maintenance and snow removal services provided to SuperATV by an entity owned 25% by Ms. Hunt and 75% by Ms. Hunt’s father. For 2025, an aggregate amount of $2.9 million was paid by SuperATV in such transactions, and an aggregate amount of $32 thousand was paid to SuperATV in those transactions.
Consistent with our Related Party Transaction Policy described below, each of the above-referenced transactions was reviewed and approved by the Audit Committee.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
We have adopted a written policy, the Dorman Products, Inc. Related Party Transaction Policy, which requires that the Audit Committee review and approve all “Related Party Transactions” in advance, and that such transactions be disclosed in accordance with applicable legal and regulatory requirements.
A “Related Party Transaction” is defined as any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000 and in which any “Related Person” had, has or will have a direct or indirect material interest.
A “Related Person” is defined as:
■	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer or a nominee to become a director of the Company;
■	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
■
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees or tenant) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

■
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

References in the policy to “executive officers” are to the Company’s officers who are classified by the Company as executive officers for purposes of SEC rules under Section 16 of the Exchange Act.
When reviewing Related Party Transactions, the Audit Committee is required to consider all of the relevant facts and circumstances available to it, including (if applicable), but not limited to:
■	whether the transaction was taken in the ordinary course of the Company’s business;
■	the benefits to the Company;
■	the Related Person’s interest in the transaction (including the approximate dollar value of the amount of the Related Person’s interest in the transaction);
■
the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a principal, member, partner, shareholder, or executive officer;

■	the availability of other sources for comparable products or services;
■	the terms of the transaction;
■	the terms available to unrelated third parties and employees generally; and
■	any other information regarding the transaction or the Related Person that the Audit Committee believes would be material to investors in light of the circumstances
The Audit Committee shall approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of the Company and its stakeholders, as the Audit Committee determines in good faith. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate on the Company or the Related Person in connection with its approval of a Related Party Transaction.
The Audit Committee may, in its discretion, engage outside counsel to review certain Related Party Transactions. In addition, the Audit Committee may request that the full Board consider the approval or ratification of Related Party Transactions if the Audit Committee deems it advisable to do so.
The policy is in furtherance of the provisions set forth in the Audit Committee Charter, which requires that the Audit Committee approve or ratify such related party transactions. Our Audit Committee is not required to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. In addition to the foregoing, the Audit Committee will discuss with the Company’s independent auditor its evaluation of the Company’s identification of, accounting for, and disclosure of its relationships with related parties as set forth under applicable accounting regulations.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
The following table sets forth the beneficial ownership of the Company’s common stock as of the record date, March 25, 2026, (except as otherwise noted in the footnotes) by (i) each director and nominee for director; (ii) each person who we know to be the beneficial owner of more than 5% of our common stock; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group. As of the record date, 30,080,288 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees, and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2))(3)	Percent
Kevin M. Olsen	117,419	*
Joseph P. Braun	27,742	*
Jeffrey L. Darby	32,355(4)	*
David M. Hession	26,392(4)	*
Scott D. Leff	17,156	*
Eric B. Luftig	11,008	*
Tayfun Uner	0(4)	*
Lisa M. Bachmann	6,897	*
Steven L. Berman	2,038,958(5)(6)	6.8%
John J. Gavin	9,202	*
Richard T. Riley	29,001	*
Kelly A. Romano	10,861	*
G. Michael Stakias	14,806	*
J. Darrell Thomas	6,607	*
Marc H. Berman	1,538,894(5)(7)	5.1%
BlackRock, Inc.	3,979,525(8)	13.2%
All current directors and executive officers as a group (17 persons)	2,321,523	7.7%
*	Denotes less than 1%.
(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options or the vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options and restricted stock units that have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the closest whole number.

(2)
Includes shares that could be acquired upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the record date, as follows: 52,969 shares for Mr. Olsen; 14,543 shares for Mr. Braun; 1,958 shares for Mr. Darby; 25,394 shares for Mr. Hession; 5,151 shares for Mr. Leff; 4,902 shares for Mr. Luftig; 10,808 shares for Mr. Berman; and 97,357 shares for all current directors and executive officers as a group.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Includes shares that could be acquired upon the vesting of restricted stock units that will vest within 60 days of the record date, as follows: 1,070 for Ms. Bachman; 1,070 shares for Mr. Gavin; 1,070 for Mr. Riley; 1,070 shares for Ms. Romano; 1,070 shares for Mr. Stakias; 1,070 shares for Mr. Thomas; and 6,420 shares for all current directors and executive officers as a group.

(4)
Messrs. Hession and Uner are no longer employees of the Company. Mr. Darby is no longer an “executive officer” for purposes of reporting under Section 16(a) of the Exchange Act. The information presented in this table regarding their respective holdings is based on each individual’s last filed Form 4 and Company records.

(5)
Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro-rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, or Fred B. Berman, or each person’s respective spouse or children.

(6)
Includes: (i) 143,400 shares held by various trusts for the benefit of the late Richard N. Berman’s family members, of which Steven L. Berman is the sole trustee; (ii) 641,525 shares held by various trusts established by the late Richard N. Berman for the benefit of family members, of which Steven L. Berman is a co-trustee; (iii) 202,240 shares held by the marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which Steven L. Berman is a co-trustee; (iv) 171,603 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which Steven L. Berman is a co-trustee; (v) 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren, of which Steven L. Berman’s spouse serves as a co-trustee; and (vi) 25,052 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust.

As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. Steven L. Berman’s spouse and Marc H. Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, Steven L. Berman had 16,340 units in our 401(k) Retirement Plan and Trust, which units consisted of an aggregate of 25,052 shares of our common stock. Excludes 1,651,563 shares of common stock that, as of the record date may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (6)) as to all of which shares Steven L. Berman disclaims beneficial ownership.
(7)
Includes: (i) 990,927 shares held by various trusts for which Marc H. Berman serves as sole trustee; (ii) 10,843 shares held by Marc H. Berman’s spouse; (iii) 212,022 shares held by various trusts for which Marc Berman’s spouse serves as trustee; (iv) 76,714 shares held by a trust for which Marc H. Berman and his spouse serve as co-trustees; and (v) 137,815 shares held by various trusts for which Marc H. Berman and one of his sisters-in-law serve as a co-trustee (including 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren, as described in footnote (6)). As a sole trustee, Marc H. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Marc H. Berman has shared power to vote and dispose of the shares held in trust. Excludes 2,151,627 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares of common stock described in (i) through (v) of this footnote (7)) as to all of which shares Marc H. Berman disclaims beneficial ownership. The address of Marc H. Berman is P.O. Box 27039, Philadelphia, PA 19118.

(8)
This information is based solely on a Form 13F report filed on February 12, 2026 by BlackRock, Inc. (“BlackRock”) with respect to holdings as of December 31, 2025. Based on a Schedule 13G/A filed with the SEC on January 23, 2024, as of December 31, 2023, BlackRock beneficially owned 4,219,174 shares, including 4,187,669 shares over which it had sole voting power and 4,219,174 shares over which it had sole dispositive power. The business address of BlackRock is 50 Hudson Yards, New York, New York 10001. As disclosed in the Schedule 13G/A, BlackRock’s position includes shares held on behalf of iShares Core S&P Small-Cap ETF, constituting more than five percent of our total outstanding common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC for 2025 and the period through the date hereof. Based on that review and written information given to us by our directors and executive officers, we believe that all our directors, executive officers, and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during 2025 and through the date hereof, other than as disclosed or as follows: a Form 3 filed on January 7, 2026, by Mr. Bashir, our new President, Heavy Duty, a Form 3 filed on February 3, 2026, by Mr. Rayfield, and a Form 4 filed on February 6, 2026, by Mr. Berman, one of our Directors, each of which was filed late as the result of an administrative error.
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REPORT OF AUDIT COMMITTEE
REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s and KPMG’s evaluations of the Company’s system of internal control over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit
Committee has discussed with KPMG (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee with the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
The Audit Committee:
Richard T. Riley, Chairman
Lisa M. Bachmann
John J. Gavin
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
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VOTING PROCEDURES
INFORMATION ABOUT THIS PROXY STATEMENT
This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc. for use at our 2026 Annual Meeting of Shareholders. This proxy statement, form of proxy, Notice of Annual Meeting of Shareholders, and the 2025 Annual Report to Shareholders are being distributed and made available to shareholders entitled to notice of and to vote at the annual meeting on or about April 6, 2026.
VIRTUAL MEETING
This year’s annual meeting will be a virtual meeting conducted via live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. The Company believes that a virtual meeting affords shareholders who might not be in a position to travel to the meeting the ability to participate and helps manage costs.
Attending the meeting for the Company will be members of the senior leadership team, members of the Board, and representatives from our independent auditor, KPMG.
To attend and participate in the annual meeting, visit www.virtualshareholdermeeting.com/DORM2026 and enter the control number included on your proxy card. The live webcast will begin at 8:30 a.m. EDT on Friday, May 15, 2026. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a control number, you will still be able to access the live webcast as a guest, but you will not be able to vote or ask a question during the meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the annual meeting, including how to demonstrate proof of stock ownership and how to ask questions during the annual meeting, will be posted on the virtual meeting website.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 8:15 a.m. EDT on the day of the meeting.
VOTING PROCEDURES
Record Date
The Board has fixed the close of business on March 25, 2026 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 30,080,288 shares of our common stock, par value $0.01 per share, outstanding.
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VOTING PROCEDURES
Voting Matters and Votes Per Share
At the annual meeting, shareholders will consider and vote upon:
■	the election of eight directors, as named in this proxy statement;
■	the approval, on an advisory basis, of the compensation of our named executive officers;
■	the ratification of KPMG as our independent registered public accounting firm for 2026;
■	the approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan; and
■	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof. Shareholders have one vote per share on all matters to be presented at the annual meeting.
How to Vote
Voting by Shareholders of Record
If you are a shareholder of record, you may vote online while attending the annual meeting. If you do not wish to vote at that time, or if you will not be attending the annual meeting, you may vote by proxy. You may vote over the Internet, before and during the annual meeting, or by mail or telephone by following the instructions provided in your proxy card. Voting online during the annual meeting will replace any previous votes you may have cast.
Voting by Beneficial Owners
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” please check the materials provided to you by your broker, bank, or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank, or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank, or other nominee. Shares held in “street name” may be voted online during the annual meeting only if you obtain a legal proxy from the broker, bank, or other nominee giving you the right to vote the shares.
Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust
If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card, which permits voting electronically via the Internet, by telephone, or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., EDT, on May 12, 2026.
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VOTING PROCEDURES
Voting by Proxy
A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.
If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card).
If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.
Please note that although the Company and its agents will not charge you for voting via the Internet or by telephone, you may incur other third-party costs, such as usage charges of your Internet and telephone service providers. We do not cover these costs; they are solely your responsibility.
Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.
How to Revoke Your Proxy
Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later-dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting when prompted during the annual meeting live webcast. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote via proxy is 11:59 p.m. EDT on May 14, 2026 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with
Broadridge should be mailed to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m. EDT on May 12, 2026 (notices of revocation and mailed proxy cards must be received by May 12, 2026).
Quorum
A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting via webcast or by proxy of the holders of a majority of our issued and outstanding common stock as of the close of business on the record date is necessary to constitute a quorum. All shares present via webcast or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.
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VOTING PROCEDURES
Vote Required and Method of Counting Votes
The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.

Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Proposal I: Election of Directors	A nominee for director will be elected to serve on the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.	No effect	No effect
Proposal II: Advisory Approval of the compensation of our named executive officers	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect
Proposal III: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for 2026	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable
Proposal IV: Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect

If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR each of the director nominees and FOR the other proposals listed above.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the broker, bank, or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on shareholder proposals. Under the NYSE rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholders proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of shareholders votes on executive compensation), and certain corporate governance proposals, even if management-supported.
If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter. When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a separate matter is deemed “non-routine” and the broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Such unvoted shares on “non-routine” matters are counted as broker non-votes.
The election of directors, the advisory vote on the compensation of our named executive officers, and approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan are considered “non-routine” and accordingly, your broker, bank or other nominee may not vote your shares on these proposals without your instructions. Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the proxy materials you receive from your broker, bank or other nominee.
The ratification of the appointment of KPMG as our independent registered public accounting firm for 2026 is considered “routine,” which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on this proposal.
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PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees for professional services rendered for the Company by KPMG as of and for the years ended December 31, 2025 and 2024 are set forth in the table below. The Audit Committee has considered and determined that the related services provided by KPMG are compatible with KPMG maintaining its independence.

	Year Ended
Services Rendered(1)	December 31, 2025 ($)	December 31, 2024 ($)
Audit Fees	2,296,824	2,142,893
Audit-Related Fees	—	130,000
Tax Fees	940,899	792,737
All Other Fees	2,000	2,000
Total	3,239,723	3,067,630
(1)	The aggregate fees included in Audit Fees are fees billed for the years. The aggregate fees included in each of the other categories are fees billed in the years.
Audit Fees
Audit fees for the years ended December 31, 2025 and 2024 were for professional services rendered for the audits of our consolidated financial statements and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” Audit-related fees for the year ended December 31, 2024 were for audit-related services associated with a planned system implementation.
Tax Fees
Tax fees for the years ended December 31, 2025 and 2024 were for professional services relating to trade compliance, tax compliance, tax advice, and tax planning.
All Other Fees
All other fees for the years ended December 31, 2025 and 2024 were for an annual subscription to KPMG’s accounting research software.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and non-audit services provided by KPMG to us during the years ended December 31, 2025 and December 31, 2024.
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SHAREHOLDER PROPOSALS
The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2027 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Amended and Restated By-laws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2027 Proxy Statement	Other proposals/nominees to be presented at the 2027 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2027 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act
Shareholders may present proposals or director nominations directly at the 2027 Annual Meeting (and not for inclusion in our proxy statement) by satisfying the requirements set forth in Article II, Sections 2.9 and 2.10 of our Amended and Restated By-laws**

When proposal must be received by Dorman	No later than December 8, 2026	Not earlier than the close of business on January 15, 2027 and not later than the close of business on February 15, 2027
Where to send	Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary
What to include	The information required by Rule 14a-8	The information required by our Amended and Restated By-laws, which, if applicable, includes information required by Rule 14a-19**

*
SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

**	Our Amended and Restated By-laws are available on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page.
ANNUAL REPORT
A copy of our 2025 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, is being delivered to shareholders concurrently with this proxy statement on or about April 6, 2026. The 2025 Annual Report to shareholders is also available at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K for the year ended December 31, 2025, including all amendments thereto, if any.
SOLICITATION OF PROXIES
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email, or the Internet. We have requested that brokers, banks, and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks, and nominees for their out-of-pocket and reasonable expenses.
Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $15,000 to $25,000 plus out-of-pocket expenses.
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OTHER MATTERS
As of the date of this proxy statement, no other matter is known that will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.
HOUSEHOLDING
In accordance with notices previously sent to many shareholders who hold their shares through a broker, bank, or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the broker, bank, or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling 215-712-5002 or by writing to
Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary.
Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
By Order of the Board of Directors,

Joseph P. Braun
Senior Vice President, General Counsel and Secretary
Colmar, Pennsylvania

April 6, 2026
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Appendix A
Reconciliation of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this proxy statement also contains Non-GAAP financial measures. Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position, or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe that this information, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Reconciliation of Pre-tax income to Adjusted Pre-Tax Income:

($ in millions)	2021	2022	2023	2024	2025
Income before income taxes (GAAP)	$169.8	$156.2	$168.5	$256.3	$275.4
Acquisition-related intangible assets amortization	6.3	14.1	21.8	22.5	21.6
Acquisition-related transaction and other costs	12.7	20.9	15.4	2.6	1.3
Capitalized debt issuance fee write-off	—	0.2	—	—
Reduction in workforce costs	—	—	—	5.0	.2
Executive transition services expense	—	—	1.8	—	—
First year impact of acquisitions	(8.5)	(3.4)	—	—	—
Fair value adjustment to contingent consideration	2.4	1.8	(20.5)	—	—
Goodwill impairment charge	—	—	—	—	56.7
Adjusted pre-tax income (Non-GAAP)	$182.7	$189.8	$187.0	$286.3	$355.2
Reconciliation of Free Cash Flow:

($ in millions)	2024	2025
Cash provided by operating activities	$231.0	$113.6
Less: Property, plant, and equipment additions	(39.4)	(37.9)
Free cash flow	$191.6	$75.7
Reconciliation of Segment income from operations as set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2025 to Segment adjusted operating income used in executive compensation program

	2025
($ in millions)	Light Duty	Heavy Duty	Specialty Vehicle	Total
Income from operations per annual report on Form 10-K	$347.3	$5.1	$26.9	$379.3
Corporate Allocations	33.7	5.3	4.7	43.7
Adjusted Income from operations per executive compensation program	$381.0	$10.4	$31.6	$423.0
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Reconciliation of Segment Operating Income used in executive compensation program to consolidated Adjusted Pre-Tax Income (Non-GAAP):

($ in millions)	2025
Adjusted Income from operations per executive compensation program	$423.0
Corporate cost allocations	(43.7)
Interest expense, net	(28.6)
Other income, net	4.5
Consolidated Adjusted Pre-Tax Income (Non-GAAP)	$355.2
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Appendix B
Dorman Products, Inc. 2026 Omnibus Incentive Plan
1.	BACKGROUND AND PURPOSE.
(a) Background. Dorman Products, Inc., a Pennsylvania corporation, hereby adopts the Dorman Products, Inc. 2026 Omnibus Incentive Plan.
(b) Purpose. The purpose of the Plan is to provide additional incentive to officers and directors of, and other employees of and consultants and/or advisors to, the Company and each present or future parent or subsidiary corporation of the Company by encouraging them to invest in shares of the Company’s common stock (the “Common Stock”) and providing for awards in the form of options to purchase Common Stock, stock appreciation rights, restricted shares of Common Stock, and restricted stock units, in order to encourage share ownership, incentivize individual performance, and align that individual performance with the Company’s long-term objectives.
(c) Reservation of Right to Amend to Comply with Section 409A. In addition to the powers reserved to the Board and the Committee under Paragraph 5 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.
(d) References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Committee.
2.	DEFINITIONS.
Under the Plan, except where the context otherwise indicates, the following definitions apply:
(a) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b) “Award” means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Other Cash-Based Award granted under the Plan.
(c) “Board” means the Board of Directors of the Company.
(d) “Cause” means, in the case of a Participant who is party to the Dorman Products, Inc. Executive Severance Plan, as amended from time to time (the “Severance Plan”), or an employment or similar agreement with a Participating Company that contains a definition of “cause” (or words of similar import), “cause” as set forth in the Severance Plan or such employment or similar agreement, and in the case of any other Participant, (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) failure to substantially perform duties relating to employment; (vi) self-dealing; (vii) dishonesty; (viii) misrepresentation; (ix) conviction of a crime of a felony; (x) material violation of any Company policy; (xi) material violation of the Company’s code of conduct, or (xii) in the case of an employee of a Participating Company who is a party to an employment agreement with such service recipient, material breach of such agreement; provided that as to items (x), (xi) and (xii), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.
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(e) “Change in Control” means:
(i) Except as provided in Paragraph 2(e)(ii), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(A) any Person (other than any of the Subsidiary Companies or any employee benefit plan sponsored by the Company or any of the Subsidiary Companies) including any person as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner, as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of more than 25 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);
(B) consummation of the sale of all or substantially all of the property or assets of the Company to any Person that is not an Affiliate of the Company;
(C) consummation of a consolidation or merger of the Company with another Person (other than with any of the Subsidiary Companies), which results in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or
(D) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board (each, an “Incumbent Director”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by at least two-thirds (2/3) of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.
(ii) With respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A), the term “Change in Control” shall be limited to transactions provided in Paragraph 2(e)(i) that constitute a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include any successor section thereto.
(g) “Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 5(f), provided further that with respect to any Award to a Non-Employee Director, all references to the Committee shall be treated as references to either the Board or the Committee acting alone.
(h) “Company” means Dorman Products, Inc., a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(i) “Date of Grant” means the date on which an Award is granted.
(j) “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy, as such policy may be in effect from time to time.
(k) “Disability” means:
(i) With respect to any Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code.
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(ii) With respect to any Award other than an Incentive Stock Option:
(A) A Participant’s substantial inability to perform Participant’s duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health- related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any twenty-four (24) consecutive-month period; or
(B) If more favorable to the Participant, “Disability” as it may be defined in such Participant’s employment agreement between the Participant and the Company or an Affiliate, if any.
(l) “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
(m) “Fair Market Value” means:
(i) If Shares are listed on a national stock exchange or market system, Fair Market Value shall be determined based on the last reported sale price of a Share on such exchange or market system on which Shares are listed on the date of determination, or if such date is not a trading day, the preceding trading date.
(ii) If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.
(n) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(o) “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of Section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under Section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.
(p) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Participating Company, including an individual who is a member of the Board and who previously was but at the time of reference is not, an employee of a Participating Company.
(q) “Non-Qualified Option” means:
(i) any Option granted under the Plan that is not designated by the Committee at the time of such grant as an Incentive Stock Option; and
(ii) an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under Section 422 of the Code for any reason.
(r) “Option” means any stock option granted under the Plan.
(s) “Other Cash-Based Award” means an Award that is granted under Section 9 of the Plan that is denominated and/or payable in cash.
(t) “Other Stock-Based Award” means an Award that is not an Option, SAR, Restricted Stock, or Restricted Stock Unit that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(u) “Participant” means an Eligible Employee, consultant, advisor or Non-Employee Director who is granted an Award.
(v) “Participating Company” means the Company and each of the Subsidiary Companies.
(w) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
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(x) “Plan” means the Dorman Products, Inc. 2026 Omnibus Incentive Plan, as set forth herein, and as may be amended and/or restated from time to time.
(y) “Prior Plan” means the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan, as may be amended and/or restated from time to time.
(z) “Restricted Stock” means Shares subject to restrictions as set forth in an Award.
(aa) “Restricted Stock Unit” means a unit that entitles the Participant, upon the Vesting Date set forth in an Award, to receive one Share or cash.
(bb) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.
(cc) “SAR” means a stock appreciation right granted under the Plan which gives the Participant the right for a specified time period to receive cash or Shares or a combination of cash and Shares having a Fair Market Value equal to the excess, if any, of the Fair Market Value on the date of exercise over the applicable base price of the stock appreciation right.
(dd) “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act.
(ee) “Section 409A” means Section 409A of the Code and the various Notices, Announcements, Proposed Regulations and Final Regulations issued thereunder.
(ff) “Share” or “Shares” means a share or shares of Common Stock.
(gg) “Subsidiary Companies” means all corporations that, at the time in question, are subsidiaries of the Company, within the meaning of Section 424(f) of the Code.
(hh) “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(ii) “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code, provided that the employer corporation is the Company or a Subsidiary Company.
(jj) “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Participant vests in a Restricted Stock Unit.
(kk) “1933 Act” means the Securities Act of 1933, as amended.
(ll) “1934 Act” means the Securities Exchange Act of 1934, as amended.
3.	TYPES OF AWARDS.
(a) Awards which may be granted under the Plan include: (i) Options (both Incentive Stock Options and Non-Qualified Options); (ii) SARs; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Other Stock-Based Award; and (vi) Other Cash-Based Award.
(b) Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
4.	SHARES SUBJECT TO PLAN.
(a) Shares Available For Grant. Subject to adjustment as provided in Paragraph 11, not more than 1,543,000 Shares plus such number of Shares remaining available for issuance and not subject to an outstanding Award (as defined in the Prior Plan) under the Prior Plan shall be available for Awards under Plan. Shares delivered pursuant to Awards may, at the Company’s election, be either treasury Shares or Shares originally issued for such purpose.
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(b) Limitations on Awards.
(i) Incentive Stock Options. Subject to adjustment as provided in Paragraph 11, up to 1,543,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options.
(ii) Individual Limit – Non-Employee Directors. The maximum grant date value of Shares subject to Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(c) Shares Returned to the Reserve. For the avoidance of doubt, if an Award granted under the Plan covering Shares is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Award shall return to the pool of Shares available for issuance under the Plan. In addition, if any Award (as defined in the Prior Plan) granted under the Prior Plan is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Award under the Prior Plan shall become available for issuance under the Plan.
(d) Share Recycling Prohibitions. If (i) the Company withholds Shares to satisfy a Participant’s tax liabilities as provided in Paragraph 7(g) and Paragraph 16, or (ii) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(g), other Awards may not be granted covering the Shares so withheld to satisfy the Participant’s tax liabilities or covering the Shares that were subject to such Award but not delivered because of the application of such cashless exercise or tax withholding provisions, as applicable. Upon the exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan.
5.	ADMINISTRATION OF THE PLAN.
(a) Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone. The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Participants and their beneficiaries. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
(b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:
(i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted;
(ii) determine the types of Awards to be granted;
(iii) determine the number of Shares to be covered by or used for reference purposes for each Award;
(iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to any performance conditions to vesting or exercise of an Award;
(v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Paragraphs 11(b) and
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16(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant and any amendment which would reduce the option price or base price shall not be made without obtaining approval of the Company’s shareholders pursuant to Paragraph 13(b));
(vi) subject to the restrictions of Section 409A, accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Participant’s employment or other relationship with a Participating Company; and
(vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.
(c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of the office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
(e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on the member’s part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which the person may be involved by reason of the person’s being or having been a member of the Committee, whether or not the person continues to be such member of the Committee at the time of the action, suit or proceeding.
(f) Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Awards, other than Awards to Section 16(b) Officers, to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(f) shall continue in effect until the earliest of:
(i) such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;
(ii) in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or
(iii) the delegate shall notify the Committee that the delegate declines to continue to exercise such authority.
6.	ELIGIBILITY.
(a) All officers, directors and employees of and consultants and/or advisors to a Participating Company are eligible to receive Awards under this Plan.
(b) For purposes of the Plan, a transfer of an employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. For purposes of the Plan, a Participant’s “termination of employment” shall be deemed to occur on the date a Participant ceases to have a regular obligation to perform services for a Participating Company, without regard to whether (i) the Participant continues on the Participating Company’s payroll for regular, severance or other pay or (ii) the
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Participant continues to participate in one or more health and welfare plans maintained by the Participating Company on the same basis as active employees. Whether a Participant ceases to have a regular obligation to perform services for a Participating Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if a Participant is a party to an employment agreement, consulting agreement or severance agreement with a Participating Company which establishes the effective date of such Participant’s termination of employment, that date shall apply. If a Participant’s employment with a Participating Company ceases but the Participant continues to provide services to a Participating Company in a non-employee capacity (including as a Non-Employee Director), then such change in status shall not be considered a “termination of employment” for purposes of the Plan. For the avoidance of doubt, if a Participant’s employer or other service recipient ceases to be a Participating Company (for example, as the result of a sale of the business for whom the Participant was providing services), the Participant shall be treated as having terminated employment upon the effective date of such change in status. For purposes of the Plan, a Participant who is a Non-Employee Director shall be treated as having terminated employment on the Participant’s termination of service as a Non-Employee Director, provided that if such a Participant either (x) continues to provide services to a Participating Company after such service as a Non-Employee Director ceases or (y) is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Participant shall not be treated as having terminated employment until the Participant’s termination of service as a service provider (which may include employment with a Participating Company) or as a Director Emeritus, as applicable.
7.	OPTIONS AND SARS.
(a) General. Each Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Option shall be subject to the limitations set forth in this Paragraph 7. Options issued pursuant to this Plan may be either Incentive Stock Options or Non-Qualified Options, as determined by the Committee. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent. An Option designated as an Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements set forth in Paragraphs 7(c) and 7(d) shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Participant is not an employee of a Participating Company on the Date of Grant.
(b) Time of Grant. All Options and SARs shall be granted on or before the tenth anniversary of the effective date of the Plan.
(c) Limit on Term of Options and SARs. In no event shall (i) an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder and (ii) any other Option or SAR be exercisable after ten years from the Date of Grant.
(d) Option Price; SAR Base Price.
(i) The option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per Share shall not be less than 100% of the Fair Market Value on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value on the Date of Grant.
(ii) The base price of a SAR shall be determined by the Committee, provided, however, that the base price per Share shall not be less than 100% of the Fair Market Value on the Date of Grant.
(e) No Dividend Equivalents. Dividend Equivalents may not be granted with respect to Options or SARs.
(f) Restrictions on Transferability. No Option or SAR granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall
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be exercisable only by the Participant or for the Participant’s benefit by the Participant’s attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of an SAR, a Non-Qualified Option or by amendment of an Award agreement for an SAR, Incentive Stock Option or a Non-Qualified Option, provide that Options or SARs granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award agreement which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option or SAR shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options or SARs under the Plan and the Award agreement. Any person to whom an Option has been transferred may exercise any Options or SARs only in accordance with the provisions of Paragraph 7(i) and this Paragraph 7(f).
(g) Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Award agreement:
(i) In cash;
(ii) By check payable to the order of the Company;
(iii) By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under Section 16(b) of the 1934 Act to a Participant. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant (or record the equivalent thereof on a book entry recordkeeping system maintained by the Company) representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option subject to payment by the surrender of Shares, accompanied by any necessary stock powers duly endorsed in blank by the record holder of such Shares; and if payment is made in whole or in part by attestation of ownership, the Participant shall attest to ownership of Shares representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or
(iv) Via cashless exercise, such that, subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant Shares having a Fair Market Value, on the exercise date, equal to the excess, if any, of (A) the Fair Market Value of the Shares issued pursuant to the exercise of the Option on the exercise date, over (B) the sum of (1) the aggregate option price for the Shares issued pursuant to the exercise of the Option, plus (2) the applicable tax withholding amounts for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share or the Participant shall deliver cash or a check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share.
(h) Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares following the exercise of Options or SARs by arranging for the recording of Participant’s ownership of Shares issuable on the exercise of Options or SARs on a book entry recordkeeping system maintained on behalf of
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the Company. Only whole Shares shall be issuable upon exercise of Options or SARs. No fractional Shares shall be issued. Following the exercise of an Option or SAR and, in the case of an Option, the satisfaction of the conditions of Paragraph 7(g), the Company shall deliver to the Participant the number of whole Shares issuable on the exercise of an Option or SAR.
(i) Date of Exercise.
(i) In General. The date of exercise of an Option or SAR shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary or Assistant Secretary, is hand delivered, e-mailed, tele-copied or mailed first class postage prepaid; provided, however, that the Company shall not be obligated to deliver any Shares pursuant to the exercise of an Option until the Participant shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non- Qualified Option, SAR or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall be binding on and irrevocable by the Participant but shall not be binding on the Committee) as to the manner in which payment to the Company shall be made.
(ii) Automatic Exercise. The provisions of this Paragraph 7(i)(ii) shall apply to any Option or SAR that is unexercised, in whole or in part, on or after the effective date of the Plan. Immediately before the time at which any such Option or SAR is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award agreement, such Option or SAR shall be deemed automatically exercised, if such Option or SAR satisfies the following conditions:
(A) Such Option or SAR is covered by a then current registration statement under the 1933 Act.
(B) The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price or base price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.
(C) An Option subject to this Paragraph 7(i)(ii) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant Shares having a Fair Market Value, on the exercise date, equal to the excess, if any, of (A) the Fair Market Value of the Shares issued pursuant to the exercise of the Option, over (B) the sum of (1) the aggregate option price for the Shares issued pursuant to the exercise of the Option, plus (2) the applicable tax withholding amounts for such exercise; provided that the Company shall pay cash in lieu of any fractional Share.
(j) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by a Participant in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 7(j) shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options or SARs. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an Award agreement, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.
8.	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS.
(a) General. Each Award of Restricted Stock or Restricted Stock Units shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award
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agreement. In addition, each Award of Restricted Stock or Restricted Stock Units shall be subject to the limitations set forth in this Paragraph 8. No cash or other consideration shall be required to be paid by the Participant in exchange for an Award of Restricted Stock or Restricted Stock Units.
(b) Time of Grant. All Awards shall be granted on or before the tenth anniversary of the effective date of the Plan.
(c) Restricted Stock Certificate. A certificate shall be issued to each Participant in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed. The Company may, in lieu of issuing such a certificate, arrange for the recording of Participant’s ownership of the Restricted Stock on a book entry recordkeeping system maintained on behalf of the Company.
(d) Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan.
(e) Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions (including based on achievement of performance goals and/or future service requirements), as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Participant is an employee, director, consultant or advisor of a Participating Company as of such Vesting Date, and has been such an employee, director, consultant or service provider of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units.
(f) Rights of the Participant. Participants may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares. A Participant whose Award consists of Restricted Stock Units shall not have the right to vote with respect to such Restricted Stock Units.
(g) Dividends and Dividend Equivalents.
(i) The payment to a Participant of cash dividends payable with respect to Restricted Stock shall be paid at such times as the Shares underlying such dividends become vested and free of a substantial risk of forfeiture. Such deferred dividends shall be held by the Company for the account of the Participant.
(ii) The Committee shall determine whether a Participant granted a Restricted Stock Unit shall be entitled to the right to receive an amount equal to any dividends paid on Shares underlying the Restricted Stock Unit (“Dividend Equivalents”). Dividend Equivalents shall vest and be paid only if and to the extent the underlying Restricted Stock Units vest and are paid. Dividend Equivalents may be payable in cash or in the form of additional Shares subject to the Award.
(h) Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan by arranging for the recording of Participant’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8 and Paragraph 16, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Participant that a Vesting Date has occurred, and shall deliver to the Participant (or the Participant’s Successor-in-Interest) Shares as to
  2026 Proxy Statement | 107

which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 15). No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.
9.	OTHER EQUITY-BASED AWARDS AND OTHER CASH-BASED AWARDS.
The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award.
10.	RIGHTS AS SHAREHOLDERS.
A Participant who has received an Award of Options, SARs or Restricted Stock Units shall not be deemed to be a shareholder, and the Participant shall not have any of the rights or privileges of a shareholder with respect to any Shares subject to Options, SARs or Restricted Stock Units until (a) with respect to Options or SARs, the Option or SAR shall have been exercised in accordance with the terms of the Plan and the Award agreement and, in the case of an Option, the Participant shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Participant shall have made arrangements acceptable to the Company for the payment of applicable taxes consistent with Paragraph 16 or (b) with respected to Restricted Stock Units, the Participant shall have made arrangements acceptable to the Company for the payment of applicable taxes and the Shares subject to the Restricted Stock Units shall have been delivered to the Participant or entered in the Company’s book entry system. Shares acquired under the Plan shall be subject to the Company’s insider trading policy to the extent applicable to a Participant.
11.	CHANGES IN CAPITALIZATION.
(a) In General. The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 11 and any such determination by the Committee shall be final, binding and conclusive.
(b) Adjustments for Corporate Transactions and Other Events.
(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, Shares, (A) the maximum number of Shares as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, and (B) the number of shares covered by and the option price, base price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.
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(ii) Non-Change-In-Control Transactions. Except with respect to the transactions set forth in Paragraph 11(b)(i), in the event of any change affecting Shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Committee, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, and (B) any adjustments in outstanding Awards, including, but not limited to, reducing the number, kind and price of securities subject to Awards.
(iii) Change-In-Control Transactions.
(A) Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(B) Unless the Award agreement provides otherwise, upon a Change in Control, outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Restricted Stock Units, Dividend Equivalents, Other Cash-Based Awards, and Other Stock-Based Awards shall immediately lapse.
(C) In the event of a Change in Control, if all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (1) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the option price or base price, and (2) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the Fair Market Value does not exceed the option price or base price, as applicable, the Company shall not be required to make any payment to the participant upon surrender of the Option or SAR.
(iv) Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(c) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants, advisors, or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.
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(d) Section 409A. No amounts subject to an Award under the Plan that constitute “deferred compensation” (as defined in Section 409A) shall be subject to distribution before the scheduled vesting date for such distribution in connection with a Change in Control unless such Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A), except to the extent that earlier distribution would not result in any obligation to pay interest or additional tax under Section 409A.
12.	TERMINATION OF EMPLOYMENT
(a) Subject to the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated due to death or Disability:
(i) all unvested Restricted Stock and Restricted Stock Units held by the participant on the date of the Participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date, subject to subsection (iv) below;
(ii) all unexercisable Options and all unexercisable SARs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (1) the end of the one-year period following the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, or (2) the date the Option or SAR would otherwise expire, subject to subsection (iv) below;
(iii) all exercisable Options and all exercisable SARs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (1) the end of the one-year period following the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, or (2) the date the Option or SAR would otherwise expire; and
(iv) all unvested Awards held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, that vest in whole or in part based on performance shall be governed by the terms of the applicable Award agreement.
(b) Subject to the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated by the Company for Cause, all Awards, whether or not vested, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date, provided further, that in such event, in addition to immediate termination of an Option or SAR, the Participant, upon a determination by the Committee, shall automatically forfeit all Shares and cash otherwise subject to delivery upon exercise of an Option or SAR but for which the Company has not yet delivered such Shares or cash, upon refund by the Company of the option price (in the case of Options).
(c) Subject to Paragraph 11(b)(iii) of the Plan and the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated for any reason other than due to death, Disability or Cause:
(i) all unvested, unearned, or unexercisable Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and
(ii) all exercisable Options and all exercisable SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Option or SAR would otherwise expire.
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(d) Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that any of the following shall apply:
(i) any or all unvested Restricted Stock and Restricted Stock Units held by the Participant on the date of the Participant’s death and/or the date of the termination of the participant’s employment shall become vested as of such date or as of such other date as the Committee deems appropriate;
(ii) any or all unexercisable Options and/or any or all unexercisable SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall become exercisable as of such date or as of such other date as the Committee deems appropriate, and shall remain exercisable until a date that occurs on or prior to the date the Option or SAR is scheduled to expire; and/or
(iii) any or all exercisable Options and/or any or all exercisable SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Option or SAR is scheduled to expire.
13.	AMENDMENT AND TERMINATION.
(a) In General. The Board or the Committee may amend or alter the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Company’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Awards may be granted, except as provided in Paragraph 11 hereof.
(b) Repricing of Options and SARs. Neither the Board nor the Committee may, without obtaining prior approval by the Company’s shareholders, reduce the option price of any issued and outstanding Option or the base price of any issued and outstanding SAR granted under the Plan, including through cancellation and re-grant or any other method (including the repurchase of an Option or SAR that is “out of the money” in exchange for an Option or SAR, cash and/or other property), at any time during the term of such Option or SAR (other than by adjustment pursuant to Paragraph 11 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Company’s shareholders.
(c) The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially adversely affected by any such termination or amendment without the written consent of the Participant.
14.	REPAYMENT.
All Awards under the Plan shall be subject to the provisions of any clawback or recoupment policy approved by the Board and/or Committee or required by applicable law, as such policy may be in effect from time to time. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
15.	SECURITIES LAWS.
(a) Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Participant of an investment representation to the Company in connection with the delivery or registration of Shares subject to an Award, or the execution of an agreement by the Participant to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
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(b) Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an Award document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to an Award should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer such issuance until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.
16.	TAXES.
(a) Taxes. Subject to the rules of Paragraph 16(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award, the occurrence of a Vesting Date with respect to any Award, or the exercise of any Option or SAR. The Company shall not be required to deliver Shares or cash pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.
(b) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i) In connection with the grant of any Award, the occurrence of a Vesting Date under any Award of Restricted Stock or Restricted Stock Units or the exercise of any Option or SAR, or if, under the terms of an Award, a Participant’s rights with respect to Restricted Stock or Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Participant’s satisfaction of the age and service conditions for retirement eligibility, if applicable, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (A) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.
(ii) Except as otherwise provided in this Paragraph 16(b)(ii), any tax withholding obligations incurred in connection with the grant of any Award of Restricted Stock, Restricted Stock Units, Other Stock-Based Award or Other Cash-Based Award, the occurrence of a Vesting Date under any Award of Restricted Stock, Restricted Stock Units, or Other Stock-Based Award or the exercise of any Option or SAR shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value up to an amount approximately equal to the maximum taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Participant. Shares withheld pursuant to this Paragraph 16(b)(ii) shall not be available for subsequent grants under the Plan.
(c) Section 409A.
(i) Awards under the Plan are intended either to be exempt from the rules of Section 409A, or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.
(ii) If any provision of the Plan or an Award agreement contravenes any regulations or guidance promulgated under Section 409A or could cause an Award to be subject to the interest and penalties under Section 409A, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will result in the application of any tax or penalty under Section 409A. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
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(iii) Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would result in the application of any tax or penalty under Section 409A.
(iv) Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to avoid the application of a tax or penalty under Section 409A.
17.	GENERAL PROVISIONS.
(a) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award agreement thereunder shall confer any right on an individual to continue in the service of a Participating Company or shall interfere in any way with the right of a Participating Company to terminate such employment or service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest, (ii) the forfeiture of any unvested or vested portion of any Award, and/or (iii) any other adverse effect on the individual’s interests under the Plan.
(b) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(c) Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.
(d) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
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DORMAN PRODUCTS, INC.
ATTN: Frank J. Mahr
3400 East Walnut Street
Colmar, PA 18915

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2026 for shares held directly and by 11:59 P.M. ET on 05/12/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/DORM2026

You may attend the Annual Meeting via live audio webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2026 for shares held directly and by 11:59 P.M. ET on 05/12/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Kevin M. Olsen	☐	☐	☐
1B	Lisa M. Bachmann	☐	☐	☐
1C	Steven L. Berman	☐	☐	☐
1D	John J. Gavin	☐	☐	☐
1E	Richard T. Riley	☐	☐	☐
1F	Kelly A. Romano	☐	☐	☐
1G	G. Michael Stakias	☐	☐	☐
1H	J. Darrell Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐
3	Ratification of KPMG LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
4	Approval of the Dorman Products, Inc. 2026 Omnibus Incentive Plan.	☐	☐	☐

NOTE: Authorization shall also be given with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Company's 2025 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000699764_1 R2.09.05.010

NOTE: This year's Annual Meeting will be a virtual meeting conducted via live audio webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting via the Internet, view the meeting agenda and related materials, vote these shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2026. Additional information regarding attending and participating in the Annual Meeting, voting these shares and submitting questions can be found in the proxy statement.

DORMAN®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

PROXY
DORMAN PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2026 8:30 a.m. Eastern Daylight Time
www.virtualshareholdermeeting.com/DORM2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Charles W. Rayfield and Joseph P. Braun, and each of them, proxies with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dorman Products, Inc. (the "Company") to be held on May 15, 2026, and at any postponements or adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust (the "Plan"), then the undersigned hereby authorizes and instructs the trustee of the Plan to vote all shares of the Company's common stock allocated to the undersigned's Plan account at the aforesaid Annual Meeting and at any postponements or adjournments thereof, in accordance with the instructions on the reverse side hereof.

This proxy, when properly executed, will be voted as directed. Other than shares held in the Plan, if you return an executed proxy but do not specify how to vote, these shares will be voted as recommended by the Board of Directors. In the case of shares held in the Plan, all shares for which the trustee has not received timely direction shall be voted by the trustee in the same proportion as the shares for which the trustee received timely direction.

0000699764_2 R2.09.05.010

Continued and to be signed on reverse side